Filed Pursuant to Rule 424(b)(5)
Registration No. 333-293352
PROSPECTUS SUPPLEMENT
(To prospectus dated February 10, 2026)
$300,000,000
Common Stock
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We have entered into separate equity distribution agreements with each of Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC and Truist Securities, Inc. (and certain of their respective affiliates or agents), acting in their capacity as sales agents, forward sellers and/or forward purchasers (each as defined below), as applicable, and, in the case of Jefferies LLC, also acting in its capacity as warrant hedge seller and/or warrant purchaser (each as defined below), as applicable, relating to the offer and sale of shares of our common stock having an aggregate gross sales price of up to $300 million from time to time pursuant to this prospectus supplement and the accompanying prospectus. We refer to these entities, when acting in their capacity as sales agents, individually as a “sales agent” and collectively as “sales agents.” We refer to these entities and Nomura Securities International, Inc. (acting through BTIG, LLC as agent), when acting as agents for forward purchasers, individually as a “forward seller” and collectively as “forward sellers.” We refer to Jefferies LLC, when acting in its capacity as agent for the warrant purchaser, as the “warrant hedge seller.”
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “HIW.” The last reported sale price of our common stock on the NYSE on February 10, 2026 was $25.99 per share.
Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.
The equity distribution agreements provide that, in addition to the issuance and sale of shares of our common stock by us through the sales agents, we may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between us and a forward seller or its affiliate or agent. We refer to these entities, when acting in this capacity, individually as a “forward purchaser” and collectively as “forward purchasers.” In connection with each particular forward sale agreement, the relevant forward purchaser (or an affiliate or agent thereof) will borrow from third parties and, through the relevant forward seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a forward seller. We expect to fully physically settle each particular forward sale agreement with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of the particular forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the particular forward sale agreement multiplied by the relevant forward sale price. However, we may also elect to cash settle or net share settle a particular forward sale agreement, in which case we may not receive any proceeds from the issuance of shares of our common stock, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement).

The equity distribution agreement with Jefferies LLC provides that, in addition to the issuance and sale of shares of our common stock by us through the sales agents and the entry into the forward sale agreements described above, we may sell warrants to purchase shares of our common stock to Jefferies LLC under a separate master warrant sale agreement and related supplemental confirmations between us and Jefferies LLC. We refer to this entity, when acting in this capacity, as the “warrant purchaser.” In connection with each particular warrant sale agreement, the warrant purchaser (or an affiliate or agent thereof) will borrow from third parties and, through the warrant hedge seller, sell a number of shares of our common stock equal to the number of shares underlying such warrant sale agreement (the “warrant shares”). We expect that the strike price of the warrants will be above, but not substantially above, the volume-weighted average sale price per share at which the warrant hedge seller established its hedge position in respect of such warrant sale agreement (the “warrant initial hedge position”). In addition, we expect that on the same days when the warrant purchaser is so selling the warrant shares, through the warrant hedge seller, the warrant purchaser will contemporaneously purchase a substantial portion of such number of shares in the open market for its own account to offset such number of shares sold into the market, as the warrant purchaser expects its warrant initial hedge position to be substantially less than the number of shares underlying such warrant sale agreement.
We will not receive any proceeds from the sale of borrowed shares of our common stock by the warrant hedge seller, but we will initially receive a premium for the warrants sold under each particular warrant sale agreement. To the extent the warrant purchaser exercises such warrants, which may occur in whole or in part from time to time following the entry into such warrant sale agreement and prior to the expiry of such warrants, we will physically settle each warrant, in which case we will deliver to the warrant purchaser shares of our common stock equal to the number of shares of our common stock underlying such exercised warrants and will receive aggregate net cash proceeds at settlement equal to such number of shares so delivered multiplied by the relevant settlement price for such exercised warrants, which is equal to the product of (i) the strike price for such exercised warrants and (ii) one minus a mutually agreed percentage that will not exceed, but may be lower than, 1.5%.
Each sales agent will be entitled to compensation that will not exceed, but may be lower than, 1.5% of the gross sales price of all shares of our common stock sold through it as sales agent from time to time under the applicable equity distribution agreement. In connection with each forward sale agreement, we will pay the forward seller, in the form of a reduced initial forward sale price under the particular forward sale agreement, commissions at a mutually agreed rate that will not exceed, but may be lower than, 1.5% of the gross sales price of all borrowed shares of our common stock sold by it as a forward seller. In connection with each warrant sale agreement, we will pay the warrant hedge seller, in the form of a deduction from the net cash proceeds we receive at settlement for each exercised warrant, at a mutually agreed percentage of the strike price for such exercised warrants that will not exceed, but may be lower than, 1.5%. Each of the sales agents, forward sellers, forward purchasers, warrant hedge seller and/or warrant purchaser may be deemed an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents, the forward sellers or the warrant hedge seller in the form of a reduced initial forward sale price under the forward sale agreements or in the form of reduced net cash proceeds we receive at settlement for any exercised warrants, as applicable, may be deemed to be underwriting discounts or commissions.
Subject to the terms and conditions of the equity distribution agreements, each sales agent, forward seller and warrant hedge seller will use its commercially reasonable efforts to sell, and each forward purchaser and warrant purchaser will use its commercially reasonable efforts to borrow, shares of our common stock. The shares of our common stock sold pursuant to the equity distribution agreements will be sold through only one of the sales agents, forward sellers or warrant hedge seller on any given day.
We also may sell some or all of the shares of common stock to a sales agent as principal for its own account at a price agreed upon at the time of sale. In the event we engage a sales agent for a sale of shares that would constitute a “distribution” within the meaning of Regulation M under the Exchange Act, we and the sales agent will agree to compensation that is customary for the sales agent with respect to such transaction.
To preserve our status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, among other reasons, we impose restrictions on the ownership and transfer of our common stock. See “Description of Common Stock—Ownership Limitations and Restrictions on Transfers” in the accompanying prospectus.

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Investing in our common stock involves risks. Before investing in our common stock, you should carefully read and consider the information under “Risk Factors” on page S-2 of this prospectus supplement.
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Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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Wells Fargo Securities	BofA Securities	BTIG	Jefferies

J.P. Morgan	TD Securities	Truist Securities

The date of this prospectus supplement is February 11, 2026.

TABLE OF CONTENTS
Prospectus Supplement
Page

PROSPECTUS SUPPLEMENT SUMMARY	S-1
RISK FACTORS	S-2
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	S-6
USE OF PROCEEDS	S-7
PLAN OF DISTRIBUTION	S-8
LEGAL MATTERS	S-14
EXPERTS	S-14
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-14
WHERE YOU CAN FIND MORE INFORMATION	S-15

Prospectus

PROSPECTUS SUMMARY	1
RISK FACTORS	2
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	4
DESCRIPTION OF COMMON STOCK	5
DESCRIPTION OF PREFERRED STOCK	9
DESCRIPTION OF DEPOSITARY SHARES	14
DESCRIPTION OF DEBT SECURITIES	17
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	28
SELLING STOCKHOLDERS	53
PLAN OF DISTRIBUTION	54
LEGAL MATTERS	57
EXPERTS	57
WHERE YOU CAN FIND MORE INFORMATION	57
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You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or information to which we have referred you. Neither we nor the sales agents, the forward sellers, the forward purchasers, the warrant hedge seller, the warrant purchaser or any of our or their respective affiliates or agents have authorized anyone else to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We, the sales agents, the forward sellers, the forward purchasers, the warrant hedge seller, the warrant purchaser and their respective affiliates or agents are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus prepared by us is accurate only as of the respective dates of such documents or on the date or dates which are specified in those documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
S-i

PROSPECTUS SUPPLEMENT SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein. It may not contain all of the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein before deciding whether to invest in our common stock.
Unless otherwise indicated or the context requires otherwise, in this prospectus supplement references to “we,” “us,” “our” and the “Company” refer to Highwoods Properties, Inc., a Maryland corporation, and its consolidated subsidiaries, including Highwoods Realty Limited Partnership, a North Carolina limited partnership, which we refer to in this prospectus supplement as the “Operating Partnership.”
About this Prospectus Supplement
This document is in two parts. The first part is this prospectus supplement, which describes certain terms of this offering and other matters relating to us. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time, some of which does not apply to the shares of common stock we are currently offering hereunder. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein before making your investment decision. You should also read and consider the information in the documents we have referred you to in “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement. The information incorporated by reference is considered part of this prospectus supplement and the accompanying prospectus, and information we later file with the SEC may automatically update and supersede this information.
To the extent any inconsistency or conflict exists between the information included or incorporated by reference in this prospectus supplement and the information included or incorporated by reference in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus.
Highwoods Properties, Inc.
Highwoods Properties, Inc., headquartered in Raleigh, is a publicly-traded REIT. The Company is a fully-integrated office REIT that owns, develops, acquires, leases and manages properties primarily in the best business districts (BBDs) of Atlanta, Charlotte, Dallas, Nashville, Orlando, Raleigh, Richmond and Tampa. Our common stock is traded on the NYSE under the symbol “HIW.”
The Company conducts its activities through the Operating Partnership. At December 31, 2025, we owned all of the preferred partnership interests in the Operating Partnership and 109.5 million, or 98.2%, of the common partnership interests in the Operating Partnership. Limited partners owned the remaining 2.0 million common partnership interests.
The Company was incorporated in Maryland in 1994. Our executive offices are located at 150 Fayetteville Street, Suite 1400, Raleigh, NC 27601 and our telephone number is (919) 872-4924. Our website is www.highwoods.com. The information found on or accessible through our website is not incorporated into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus or incorporated into any other report or document we file with or furnish to the SEC.
Additional information regarding the Company is set forth in documents on file with the SEC and incorporated by reference in this prospectus supplement, as described below under the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors described in our most recent Annual Report on Form 10-K, as such risk factors may be amended, updated or modified periodically in our subsequent reports filed with the SEC, as well as other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein before making an investment decision with respect to our common stock. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect us. The risks described could affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment. Please also refer to the section entitled “Disclosure Regarding Forward-Looking Statements.”
Risks Related to Forward Sale Agreements
Settlement provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share, return on equity and dividends per share or result in substantial cash payment obligations.
If we enter into one or more forward sale agreements, the relevant forward purchaser will have the right to accelerate the particular forward sale agreement and require us to physically settle on a date specified by the relevant forward purchaser if: (i) the relevant forward purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the particular forward sale agreement; (ii) the relevant forward purchaser determines that it is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it would incur a cost that is greater than the stock borrow cost specified in the particular forward sale agreement, subject to a prior notice requirement; (iii) declaring a dividend or distribution on shares of our common stock with a cash value in excess of a specified amount per quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend; (iv) an extraordinary event (as such term is defined in the particular forward sale agreement and which includes certain mergers or tender offers or the delisting of our common stock) occurs or there is a public announcement of an event or transaction that, if consummated, would constitute such an extraordinary event; or (v) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the particular forward sale agreement, our bankruptcy or a change in law (as such terms are defined in the particular forward sale agreement). The relevant forward purchaser’s decision to exercise its right to accelerate a settlement of the particular forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the particular forward sale agreement or, if we so elect and the relevant forward purchaser permits our election, net share settlement provisions of the particular forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share.
We expect that settlement of any forward sale agreement will generally occur no later than the date specified in the particular forward sale agreement, which will be no sooner than three months and no later than two years following the trade date of that forward sale agreement. However, any forward sale agreement may be settled earlier than the latest potential settlement date specified in the particular forward sale agreement in whole or in part at our option. We expect that each forward sale agreement will be physically settled by delivery of shares of our common stock unless we elect to cash settle or net share settle a particular forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of a particular forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement, will result in dilution to our earnings per share, return on equity and dividends per share. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular forward sale agreement, we expect that the relevant forward purchaser (or an affiliate or agent thereof) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s or agent’s obligation to return the shares of our common stock borrowed from third parties in connection with sales of shares of our common stock in relation to that forward sale agreement, adjusted in the case of net share settlement, by any shares deliverable by or to us under the forward sale agreement. In addition, the purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate or agent unwinding its hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of our common stock we would deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement.
The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the particular forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price. If the market value of our common stock, determined in accordance with the terms of the relevant forward sale agreement, during the relevant valuation period under the particular forward sale agreement is above the applicable forward sale price, in the case of cash settlement, we would pay the relevant forward purchaser under the particular forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant forward purchaser a number of shares of our common stock having a value, determined in accordance with the terms of the relevant forward sale agreement, equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale agreement. See “Plan of Distribution” for information on the forward sale agreements.
In case of our bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.
If we institute, or a regulatory authority with jurisdiction over us institutes, or we consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.
The U.S. federal income tax treatment of the cash that we might receive from cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.
In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the relevant forward purchaser. Under Section 1032 of the Internal Revenue Code of 1986, as amended (the “Code”), generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although we believe that any amount received by us in exchange for our stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, or the Internal Revenue Service otherwise re-characterizes the tax treatment of the forward sale agreement in a manner that results in the recognition of income by us, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test, or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, as discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations—Taxation of Our Company,” multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.
Risks Related to Warrant Sale Agreements
Any transactions effected by the warrant purchaser to establish, modify or unwind the warrant purchaser’s hedge positions in connection with the warrants may have an impact on the market price of shares of our common stock.
In connection with each particular warrant sale agreement, the warrant purchaser (or an affiliate or agent thereof) will borrow from third parties and, through the warrant hedge seller, sell a number of shares of our common stock equal to the number of warrant shares. Such sales could have the impact of decreasing, or limiting an increase in, the market price of shares of our common stock. In addition, we expect that on the same days when the warrant purchaser is so selling the warrant shares, through the warrant hedge seller, the warrant purchaser will contemporaneously purchase a substantial portion of such number of shares in the open market for its own account to offset the number of shares sold into the market, as the warrant purchaser expects its initial hedge position in respect of such warrant sale agreement to be substantially less than the number of shares underlying such warrant sale agreement. Such purchases in the open market could have the impact of increasing, or limiting a decrease in, the market price of shares of our common stock.
In addition, we expect that during the term of a particular warrant sale agreement, the warrant purchaser will dynamically modify its hedge positions for its own account by the warrant purchaser (or an affiliate or agent thereof) buying or selling shares of our common stock or engaging in other hedging transactions with respect to shares of our common stock from time to time. The purchases and sales of shares of our common stock or other hedging transactions by the warrant purchaser (or an affiliate or agent thereof) to dynamically modify its hedge positions from time to time during the term of such warrant sale agreement may variously have a positive, negative or neutral impact on the market price of shares of our common stock, depending on the market conditions at such times.
Settlement provisions contained in a warrant sale agreement could result in substantial dilution to our earnings per share, return on equity and dividends per share.
If we sell warrants to purchase shares of our common stock under one or more warrant sale agreements, the warrant purchaser will have the right to exercise such warrants in whole or in part from time to time following the entry into a particular warrant sale agreement and prior to the expiry of such warrants governed by such warrant sale agreement. The warrant purchaser’s decision to exercise such warrants will be made irrespective of our need for capital. If so exercised, we will be required to issue and deliver to the warrant purchaser equal to the number of shares of our common stock underlying such exercised warrants, which would result in dilution to our earnings per share, return on equity and dividends per share.
The settlement price that we will receive upon physical settlement of such exercised warrants will be equal to the number of shares of our common stock underlying such exercised warrants multiplied by the relevant settlement price for such exercised warrants, which is equal to the product of (i) the strike price for such exercised warrants and (ii) one minus a mutually agreed percentage that will not exceed, but may be lower than 1.5%. See “Plan of Distribution” for information on the warrant sale agreements.
Adjustment and termination provisions contained in a warrant sale agreement subject us to certain risks.
The warrant purchaser may also terminate such warrant sale agreement early upon the occurrence of certain events specified in such warrant sale agreement, and upon such a termination, the warrant purchaser will determine the amount payable in connection with such termination pursuant to the terms of such warrant sale agreement, which under certain circumstances will be settled in shares of our common stock. To the extent such a termination occurs, we will not receive any proceeds from such terminated warrant sale agreement and may instead be required to pay (or under certain circumstances, deliver shares of our common stock) to the warrant purchaser such termination amount.
In addition, such warrant sale agreement will allow the warrant purchaser to adjust the terms of such warrants, including the strike price, in good faith and in a commercially reasonable manner to account for the economic effect on such warrants of certain events involving us or our common stock. To the extent those adjustments affect the strike price or other terms relevant to valuation of such warrants, they may affect the proceeds we receive under such warrant sale agreements. See “Plan of Distribution” for information on the warrant sale agreements.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement contain certain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Such statements include, in particular, statements about our plans, strategies and prospects. You can identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. Our forward-looking statements reflect our current views about our plans, intentions and expectations, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that our plans, intentions or expectations will be achieved. When considering such forward-looking statements, you should keep in mind important factors that could cause our actual results to differ materially from those contained in any forward-looking statement, including the following:
•the financial condition of our customers could deteriorate;
•our assumptions regarding potential losses related to customer financial difficulties could prove incorrect;
•counterparties under our debt instruments, particularly our revolving credit facility, may attempt to avoid their obligations thereunder, which, if successful, would reduce our available liquidity;
•we may not be able to lease or re-lease second generation space, defined as previously occupied space that becomes available for lease, quickly or on as favorable terms as old leases;
•we may not be able to lease newly constructed buildings as quickly or on as favorable terms as originally anticipated;
•we may not be able to complete development, acquisition, reinvestment, disposition or joint venture projects as quickly or on as favorable terms as anticipated;
•development activity in our existing markets could result in an excessive supply relative to customer demand;
•our markets may suffer declines in economic and/or office employment growth;
•increases in interest rates could increase our debt service costs;
•increases in operating expenses could negatively impact our operating results;
•natural disasters and climate change could have an adverse impact on our cash flow and operating results;
•we may not be able to meet our liquidity requirements or obtain capital on favorable terms to fund our working capital needs and growth initiatives or repay or refinance outstanding debt upon maturity; and
•we could lose key executive officers.
This list of risks and uncertainties, however, is not intended to be exhaustive. You should also review the other cautionary statements we make under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, incorporated by reference herein, as amended, updated or modified in subsequent filings with the SEC. Given these uncertainties, you should not place undue reliance on forward-looking statements. Except as required by law, we undertake no obligation to publicly release the results of any revisions to these forward-looking statements to reflect any future events or circumstances or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
We intend to use the net proceeds we receive from the sale of shares of our common stock through the sales agents, after deducting commissions and offering expenses, as well as any proceeds we receive upon the settlement of any forward sale agreement and any warrant sale agreement and any proceeds we receive as a premium for the warrants sold under any warrant sale agreement, to fund our property acquisitions and development activity, repay or repurchase outstanding debt (including amounts outstanding from time to time under our $750 million revolving credit facility), repurchase or redeem outstanding preferred equity and for working capital and other general corporate purposes.
As of December 31, 2025, there was $25.0 million outstanding under our revolving credit facility and $0.1 million of outstanding letters of credit. The interest rate on our revolving credit facility is SOFR plus a related spread adjustment of 10 basis points and a borrowing spread of 85 basis points, based on current credit ratings. The annual facility fee is 20 basis points. Our revolving credit facility is scheduled to mature in January 2028. Assuming no defaults have occurred, we have an option to extend the maturity of our revolving credit facility for two additional six-month periods.
Affiliates of certain sales agents, forward sellers and forward purchasers are lenders under our revolving credit facility and certain of our term loans. To the extent that we use any of the net proceeds from this offering or the net proceeds, if any, received upon the settlement of any forward sale agreement to repay borrowings outstanding under our revolving credit facility or term loans, such affiliates will receive their proportionate share of any amount of our revolving credit facility or term loans that is repaid with the net proceeds from this offering. See “Plan of Distribution.”

PLAN OF DISTRIBUTION
We have entered into separate equity distribution agreements with each of Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC and Truist Securities, Inc., acting in their capacity as sales agents, Wells Fargo Securities, LLC, BofA Securities, Inc., Nomura Securities International, Inc. (acting through BTIG, LLC as agent), Jefferies LLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC and Truist Securities, Inc., acting in their capacity as forward sellers, and Wells Fargo Bank, National Association, Bank of America, N.A., Nomura Global Financial Products, Inc., Jefferies LLC, JPMorgan Chase Bank, National Association, The Toronto-Dominion Bank and Truist Bank, acting in their capacity as forward purchasers, and, in the case of Jefferies LLC, also acting in its capacity as warrant hedge seller and/or warrant purchaser, as applicable, relating to the offer and sale of shares of our common stock having an aggregate gross sales price of up to $300 million from time to time pursuant to this prospectus supplement and the accompanying prospectus.
Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.
The equity distribution agreements provide that, in addition to the issuance and sale of shares of our common stock by us through the sales agents, we may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between us and a forward purchaser. In connection with each particular forward sale agreement, the relevant forward purchaser (or an affiliate or agent thereof) will borrow from third parties and, through the relevant forward seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement.
The equity distribution agreement with Jefferies LLC provides that, in addition to the issuance and sale of shares of our common stock by us through the sales agents and the entry into the forward sale agreements described above, we may sell warrants to purchase shares of our common stock to the warrant purchaser under separate master warrant sale agreements and related supplemental confirmations between us and the warrant purchaser. In connection with each particular warrant sale agreement, the warrant purchaser (or an affiliate or agent thereof) will borrow from third parties and, through the warrant hedge seller, sell the warrant shares. We expect that the strike price of the warrants will be above, but not substantially above, the volume-weighted average sale price per share at which the warrant hedge seller established its hedge position in respect of such warrant sale agreement (the “warrant initial hedge position”). In addition, we expect that on the same days when the warrant purchaser is so selling the warrant shares, through the warrant hedge seller, the warrant purchaser will contemporaneously purchase a substantial portion of such number of shares in the open market for its own account to offset such number of shares sold into the market, as the warrant purchaser expects its warrant initial hedge position to be substantially less than the number of shares underlying such warrant sale agreement.
Each sales agent, forward seller or warrant hedge seller, as applicable, will provide written confirmation to us, and in the case of the forward seller or the warrant hedge seller, to the forward purchaser or warrant purchaser, respectively, following the close of trading on the NYSE each day in which shares of our common stock were sold by it for us under the applicable equity distribution agreement. For shares of our common stock sold by a sales agent, each confirmation will include the number of shares of our common stock sold on such day, the net proceeds to us and the compensation payable by us to the sales agent in connection with the sales. For shares of our common stock sold by a forward seller, each confirmation will include the number of shares of our common stock sold on such day, the compensation payable by us to the forward seller in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, and the initial forward sale price payable by such forward purchaser. For shares of our common stock sold by a warrant hedge seller, each supplemental confirmation for such warrant sale agreement will include the number of shares of our common stock underlying such warrant sale agreement, the compensation payable by us to the warrant purchaser in the form of a deduction to the settlement price under such warrant sale agreement, the expiration date, the warrant strike price and premium payable by such forward purchaser.

We will report at least quarterly the number of shares of our common stock sold through the sales agents, forward sellers and/or warrant hedge seller, as agents, under the equity distribution agreements, the number of shares of our common stock issued upon settlement of any forward sales agreements (if any) and any warrant sale agreements (if any), and the net proceeds to us and the compensation paid by us to the sales agents, forward sellers and/or warrant hedge seller, as agents, in connection with the sales of shares of our common stock.
We estimate that the total expenses of the offering payable by us, excluding compensation payable to the sales agents, forward sellers and/or warrant hedge seller, as applicable, under the terms of the equity distribution agreements, will be approximately $250,000.
We have determined that our shares of common stock are “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) under that Act. If a sales agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our common stock under the equity distribution agreements will be suspended until that or other exemptive provisions have been satisfied in the judgment of the sales agents and us.
In connection with the sale of shares of our common stock, each of the sales agents, forward sellers and warrant hedge seller may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents, the forward sellers or the warrant hedge seller in the form of a commission, a reduced initial forward sale price under the forward sale agreements or reduced net cash proceeds we receive at settlement for any exercised warrants, as applicable, may be deemed to be underwriting discounts or commissions. We have agreed to indemnify each of the sales agents, forward sellers, forward purchasers, warrant hedge seller and warrant purchaser against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agents, forward sellers, forward purchasers, warrant hedge seller or warrant purchaser may be required to make because of those liabilities.
The offering of shares of our common stock under any equity distribution agreement will terminate upon the earlier of (i) the sale of shares of our common stock having an aggregate gross sales price of $300 million, and (ii) the termination of such equity distribution agreement by us, the respective sales agent, the respective forward seller, the respective forward purchaser, the warrant hedge seller or the warrant purchaser.
Sales Through Sales Agents
Upon its acceptance of a placement notice from us, each sales agent, if acting as agent, will use commercially reasonable efforts consistent with its normal sales and trading practices to sell the shares of our common stock under the terms and subject to the conditions set forth in the applicable equity distribution agreement and such placement notice. The placement notice that we deliver will set forth the maximum number of shares of our common stock to be issued, the maximum aggregate sales price of shares of our common stock to be sold, the time period during which sales are requested to be made, any limitation on the number of shares of our common stock that may be sold in any one day and any minimum price below which sales may not be made or a formula pursuant to which such minimum price shall be determined. The shares of our common stock sold pursuant to the equity distribution agreements will be sold through only one of the sales agents, forward sellers or warrant hedge seller on any given day. We or any of the sales agents may suspend the sale of shares of our common stock upon proper notice and subject to other conditions.
We will pay each sales agent commissions for its services in acting as agent and/or principal in the sale of shares of our common stock. Each sales agent will be entitled to compensation that will not exceed, but may be lower than, 1.5% of the gross sales price of all shares of our common stock sold through it as sales agent from time to time under the applicable equity distribution agreement.
We also may sell some or all of the shares of our common stock to a sales agent as principal for its own account at a price agreed upon at the time of sale. In the event we engage a sales agent for a sale of shares that would constitute a “distribution” within the meaning of Regulation M under the Exchange Act, we and the sales agent will agree to compensation that is customary for the sales agent with respect to such transaction.

We generally expect to settle on the first trading day following the date on which sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Sales Through Forward Sellers
From time to time during the term of the equity distribution agreements, and subject to the terms and conditions set forth therein and in the forward sale agreements, we may deliver a placement notice relating to a forward to any of the forward sellers and the relevant forward purchaser. Upon acceptance of a placement notice from us requesting that the forward seller execute sales of borrowed shares of our common stock in connection with a forward sale agreement, and subject to the terms and conditions of the equity distribution agreements and the forward sale agreements, each forward purchaser will use commercially reasonable efforts to borrow, and each forward seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the shares of our common stock on such terms to hedge the forward purchaser’s exposure under the particular forward sale agreement. The shares of our common stock sold pursuant to the equity distribution agreements will be sold through only one of the sales agents, forward sellers or warrant hedge seller on any given day. We or the relevant forward seller may immediately suspend the offering of our common stock at any time upon proper notice to the other.
We expect that settlement between the relevant forward purchaser and forward seller of sales of borrowed shares of our common stock, as well as the settlement between the relevant forward seller and buyers of such shares of our common stock in the market, will occur on the first trading day following the date on which sales were made. The obligation of each forward seller under the equity distribution agreements to execute such sales of our common stock is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.
In connection with each forward sale agreement, we will pay the relevant forward seller, in the form of a reduced initial forward sale price under the forward sale agreement, commissions at a mutually agreed rate that will not exceed, but may be lower than, 1.5% of the gross sales price of all borrowed shares of our common stock sold by it as a forward seller. The borrowed shares will be sold during a period of one to 20 consecutive trading days determined by us in our sole discretion and as specified in the relevant placement notice (with such period subject to early termination in certain circumstances).
The forward sale price per share under each forward sale agreement will initially equal the product of (i) an amount equal to one minus the applicable commissions, and (ii) the volume-weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the particular equity distribution agreement by the forward seller, subject to adjustment as described below.
The forward sale agreements, the minimum terms of which may not be less than three months and the maximum terms of which may not exceed two years, will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on a specified daily rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the particular forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Before settlement of a particular forward sale agreement, we expect that the shares of our common stock issuable upon settlement of the particular forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the applicable forward sale price.
Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying a particular forward sale agreement.
If we elect to physically settle any forward sale agreement by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under the particular forward sale agreement and the number of shares of our common stock underlying the particular forward sale agreement. In the event that we elect to cash settle, the settlement amount will be generally related to (i) (a) the average of the volume-weighted average price of shares of our common stock on each exchange business day during the relevant valuation period under the particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (ii) the number of shares of our common stock underlying the particular forward sale agreement subject to cash settlement. In the event we elect to net share settle, the settlement amount will be generally related to (i) (a) the weighted average price at which the relevant forward purchaser or its affiliate or agent purchases shares of our common stock during the relevant valuation period for such settlement under the particular forward sale agreement minus (b) the applicable forward sale price; multiplied by (ii) the number of shares of our common stock underlying the particular forward sale agreement subject to such net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of our common stock having a value, determined pursuant to the terms of the relevant forward sale agreement, equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of shares of our common stock having a value, determined pursuant to the terms of the relevant forward sale agreement, equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate or agent to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders in order to close out the forward purchaser’s hedge position in respect of the particular forward sale agreement and, if applicable, for delivery to us under a net share settlement. The purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate or agent unwinding the forward purchaser’s hedge positions could cause the price of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash we owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser owes us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular forward sale agreement. See “Risk Factors—Risks Related to Forward Sale Agreements.”
A forward purchaser will have the right to accelerate the particular forward sale agreement and require us to physically settle on a date specified by the relevant forward purchaser if: (i) the relevant forward purchaser is unable to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the particular forward sale agreement; (ii) the relevant forward purchaser determines that it is unable, after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement or that, with respect to borrowing such number of shares of our common stock, it would incur a cost that is greater than the stock borrow cost specified in the particular forward sale agreement, subject to a prior notice requirement; (iii) declaring a dividend or distribution on shares of our common stock with a cash value in excess of a specified amount per quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend; (iv) an extraordinary event (as such term is defined in the particular forward sale agreement and which includes certain mergers or tender offers or the delisting of our common stock) occurs or there is a public announcement of an event or transaction that, if consummated, would constitute such an extraordinary event; or (v) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the particular forward sale agreement, our bankruptcy or a change in law (as such terms are defined in the particular forward sale agreement). The relevant forward purchaser’s decision to exercise its right to accelerate the settlement of the particular forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the particular forward sale agreement or, if we so elect and the relevant forward purchaser permits our election, net share settlement provisions of the particular forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the particular forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the particular forward sale agreement. See “Risk Factors—Risks Related to Forward Sale Agreements.”
The forward purchasers or their respective affiliates or agents (or any other sales agent or its affiliates or agents who may enter forward sale agreements with us) will receive the net proceeds of any sale of borrowed shares of our common stock in connection with the relevant equity distribution agreement and any forward sale agreement, not including commissions.
Sales Through Warrant Hedge Seller
From time to time during the term of the equity distribution agreement with the warrant hedge seller, and subject to the terms and conditions set forth therein, we may request the warrant purchaser to quote terms of potential warrants to be sold by us. Upon agreement between us and the warrant purchaser on such terms of potential warrants, and subject to the terms and conditions of such equity distribution agreement and such warrant sale agreement, the warrant purchaser will use commercially reasonable efforts to borrow, and the warrant hedge seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the shares of our common stock on such terms to hedge the warrant purchaser’s exposure under such warrants. We or the warrant hedge seller may immediately suspend the offering of our common stock at any time upon proper notice to the other. Following the completion of the establishment of the warrant purchaser’s initial hedge positions and the determination of the final terms of such warrants, we and the warrant purchaser will enter into a supplemental confirmation for such warrants.
We expect that settlement between the warrant purchaser and warrant hedge seller of sales of borrowed shares of our common stock, as well as the settlement between the warrant hedge seller and buyers of such shares of our common stock in the market, will generally occur on the first trading day following the date on which sales were made. The obligation of the warrant hedge seller under such equity distribution agreement to execute such sales of our common stock is subject to a number of conditions, which the warrant hedge seller reserves the right to waive in its sole discretion.
In connection with each warrant sale agreement, we will pay the warrant hedge seller, in the form of a deduction from the net cash proceeds we receive at settlement for each exercised warrant, at a mutually agreed percentage of the strike price for such exercised warrant. The borrowed shares will be sold during a period agreed between us and the warrant purchaser (with such period subject to early termination in certain circumstances).
In connection with each warrant sale agreement, we will initially receive a premium for the warrants sold under such warrant sale agreement.
Following the entry into each warrant sale agreement, the warrant purchaser will have the right to exercise such warrants in whole or in part from time to time following the entry into such warrant sale agreement and prior to the expiry of such warrants governed by such warrant sale agreement. If so exercised, we will be required to issue and deliver shares of our common stock under the physical settlement provisions of such warrant sale agreement. The settlement price that we will receive upon physical settlement of such exercised warrants will be equal to the number of shares of our common stock underlying such exercised warrants multiplied by the relevant settlement price for such exercised warrants, which is equal to the product of (i) the strike price for such exercised warrants and (ii) one minus a mutually agreed percentage that will not exceed, but may be lower than 1.5%.
The warrant purchaser may also terminate such warrant sale agreement early upon the occurrence of certain events specified in such warrant sale agreement, including: (i) the warrant purchaser is unable, after using commercially reasonable efforts, to establish, maintain or unwind its hedge position with respect to such warrant sale agreement or to borrow a number of shares of our common stock equal to such hedge position at a rate that is equal to or less than the maximum stock loan rate specified in such warrant sale agreement; (ii) an extraordinary event (as such term is defined in such warrant sale agreement and which includes certain mergers or tender offers or the delisting of our common stock) occurs or there is a public announcement of an event or transaction that, if consummated, would constitute such an extraordinary event; or (iii) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into such warrant sale agreement, our bankruptcy or a change in law (as such terms are defined in such warrant sale agreement).
Upon such a termination, the warrant purchaser will determine the amount payable in connection with such termination pursuant to the terms of such warrant sale agreement, which under certain circumstances will be settled in shares of our common stock. To the extent such a termination occurs, we will not receive any proceeds from such terminated warrant sale agreement and may instead be required to pay (or under certain circumstances, deliver shares of our common stock) to the warrant purchaser such termination amount. See “Risk Factors—Risks Related to Warrant Sale Agreements.”
In addition, such warrant sale agreement will allow the warrant purchaser to adjust the terms of such warrants, including the strike price, in good faith and in a commercially reasonable manner to account for the economic effect on such warrants of certain events involving us or our common stock. To the extent those adjustments affect the strike price or other terms relevant to valuation of such warrants, they may affect the proceeds we receive under such warrant sale agreements. See “Risk Factors—Risks Related to Warrant Sale Agreements.”
The warrant purchaser or its affiliates or agents will receive the net proceeds of any sale of borrowed shares of our common stock in connection with such equity distribution agreement and any warrant sale agreement, not including commissions.
Other Relationships
Affiliates of certain sales agents, forward sellers and forward purchasers are lenders under our $750 million revolving credit facility and certain of our term loans. In connection with their participation in our revolving credit facility and term loans, such affiliates receive customary fees, and to the extent that we use any of the net proceeds from this offering or the net proceeds, if any, received upon the settlement of any forward sale agreement to repay borrowings under our revolving credit facility or term loans, such affiliates will receive their proportionate share of any amount of our revolving credit facility or term loans that is repaid with the net proceeds from this offering.
In the ordinary course of their business, the sales agents, forward sellers, forward purchasers, warrant hedge seller, warrant purchaser and/or their respective affiliates or agents have in the past performed, and may continue to perform, investment banking, commercial banking, treasury management, deposit account, broker dealer, lending, financial advisory or other services for us for which they have received, or may receive, separate fees.
In addition, in the ordinary course of their business activities, the sales agents, the forward sellers, the forward purchasers, the warrant hedge seller, the warrant purchaser and their respective affiliates or agents may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents, the forward sellers, the forward purchasers, the warrant hedge seller, the warrant purchaser and their respective affiliates or agents may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
Certain legal matters, including certain U.S. federal income tax matters, will be passed upon for us by Paul Hastings LLP. Baker Botts L.L.P. will act as counsel for the sales agents, the forward sellers and the forward purchasers, and Latham & Watkins LLP will act as counsel for the warrant hedge seller and the warrant purchaser.
EXPERTS
The financial statements of Highwoods Properties, Inc. incorporated by reference in this prospectus supplement, and the effectiveness of Highwoods Properties, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Highwoods Realty Limited Partnership incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The documents listed below have been filed by us under the Exchange Act with the SEC and are incorporated by reference in this prospectus supplement (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC):
•the 2025 Annual Report on Form 10-K of the Company and the Operating Partnership filed with the SEC on February 10, 2026;
•the information specifically incorporated by reference into the 2024 Annual Report on Form 10-K from the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2025; and
•the description of our common stock included in our Registration Statement on Form 8-A dated May 16, 1994, including any amendments and reports filed for the purpose of updating such description.
All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any securities covered by this prospectus supplement and the accompanying prospectus will be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents. This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus supplement. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus supplement.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Investor Relations
Highwoods Properties, Inc.
150 Fayetteville Street, Suite 1400
Raleigh, NC 27601
Telephone: (919) 872-4924
You also may obtain copies of these filings, at no cost, by accessing our website at www.highwoods.com; however, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus or incorporated into any other report or document that we file with or furnish to the SEC.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the SEC’s website at http://www.sec.gov.
We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits filed with the registration statement. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement. We have omitted parts of the registration statement from this prospectus supplement and the accompanying prospectus in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus supplement and the accompanying prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

Highwoods Properties, Inc.
Common Stock
Preferred Stock
Depositary Shares
Guarantees

Highwoods Realty Limited Partnership
Debt Securities
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We or any selling stockholder may offer, issue and sell from time to time, together or separately, the securities described in this prospectus. Highwoods Properties, Inc. may offer and sell common stock, preferred stock, depositary shares and guarantees of debt securities issued by Highwoods Realty Limited Partnership. Highwoods Realty Limited Partnership may offer and sell debt securities.
This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any applicable free writing prospectus also may add, update or change information contained or incorporated in this prospectus.
We or any selling stockholder may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities. We will not receive any of the proceeds from the sale of securities by any selling stockholder.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “HIW.” On February 10, 2026, the last reported sales price of our common stock on the NYSE was $25.99 per share.
To preserve our status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, among other reasons, we impose restrictions on the ownership and transfer of our common stock. See “Description of Common Stock-Ownership Limitations and Restrictions on Transfers” in this prospectus.
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You should carefully read and consider the risk factors included on page 2 of this prospectus and in our periodic reports and other information that we file with the Securities and Exchange Commission (“SEC”) before you invest in our securities.
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Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 10, 2026.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY	1
RISK FACTORS	2
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	4
DESCRIPTION OF COMMON STOCK	5
DESCRIPTION OF PREFERRED STOCK	9
DESCRIPTION OF DEPOSITARY SHARES	14
DESCRIPTION OF DEBT SECURITIES	17
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	28
SELLING STOCKHOLDERS	53
PLAN OF DISTRIBUTION	54
LEGAL MATTERS	57
EXPERTS	57
WHERE YOU CAN FIND MORE INFORMATION	57

You should rely only on the information contained, or incorporated by reference, in this prospectus, the applicable prospectus supplement or any applicable free writing prospectus prepared by us. Neither we nor any of our affiliates have authorized anyone else to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy securities in any jurisdiction where such an offer or sale is not permitted. You should assume that the information contained, or incorporated by reference, in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus prepared by us is accurate only as of the respective dates of such documents or on the date or dates which are specified in those documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

i

PROSPECTUS SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.
Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “we,” “us,” “our” and the “Company” refer to Highwoods Properties, Inc., a Maryland corporation, and its consolidated subsidiaries, including Highwoods Realty Limited Partnership, a North Carolina limited partnership, which we refer to in this prospectus as the “Operating Partnership.”
About this Prospectus
This prospectus is part of an automatic “shelf” registration statement that we have filed with the SEC. By using a shelf registration statement, we or any selling stockholder to be named in a prospectus supplement may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we or any selling stockholder to be named in a prospectus supplement may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the section entitled “Where You Can Find More Information; Incorporation by Reference.”
This prospectus only provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholder sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. To the extent any inconsistency or conflict exists between the information or incorporated by reference in this prospectus and the information included or incorporated by reference in any prospectus supplement, the information included or incorporated by reference in the prospectus supplement updates and supersedes the information in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Where You Can Find More Information; Incorporation by Reference.”
The Company and the Operating Partnership
Highwoods Properties, Inc., headquartered in Raleigh, is a publicly-traded REIT. The Company is a fully-integrated office REIT that owns, develops, acquires, leases and manages properties primarily in the best business districts (BBDs) of Atlanta, Charlotte, Dallas, Nashville, Orlando, Raleigh, Richmond and Tampa. Our common stock is traded on the NYSE under the symbol “HIW.”
The Company conducts its activities through the Operating Partnership. At December 31, 2025, the Company owned all of the preferred partnership interests in the Operating Partnership and 109.5 million, or 98.2%, of the common partnership interests in the Operating Partnership. Limited partners owned the remaining 2.0 million common partnership interests. Generally, the Operating Partnership is obligated to redeem each common partnership interest at the request of the holder thereof for cash equal to the value of one share of the Company’s common stock based on the average of the market price for the 10 trading days immediately preceding the notice date of such redemption, provided that the Company, at its option, may elect to acquire any such common partnership interests presented for redemption for cash or one share of the Company’s common stock. The common partnership interests owned by the Company are not redeemable.
The Company was incorporated in Maryland in 1994. The Operating Partnership was formed in North Carolina in 1994. Our executive offices are located at 150 Fayetteville Street, Suite 1400, Raleigh, North Carolina 27601, and our telephone number is (919) 872-4924. Our website is www.highwoods.com. The information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any applicable prospectus supplement or any applicable free writing prospectus or incorporated into any other report or document we file with or furnish to the SEC.

RISK FACTORS
Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K, as well as the risks, uncertainties and additional information (i) set forth in our subsequent SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus and (ii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information; Incorporation by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may also materially and adversely affect us. The risks described could affect our business, financial condition and results of operations.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the applicable prospectus supplement, including the documents that are incorporated by reference herein, contain certain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Such statements include, in particular, statements about our plans, strategies and prospects. You can identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. Our forward-looking statements reflect our current views about our plans, intentions and expectations, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that our plans, intentions or expectations will be achieved. When considering such forward-looking statements, you should keep in mind important factors that could cause our actual results to differ materially from those contained in any forward-looking statement, including the following:
•the financial condition of our customers could deteriorate;
•our assumptions regarding potential losses related to customer financial difficulties could prove incorrect;
•counterparties under our debt instruments, particularly our revolving credit facility, may attempt to avoid their obligations thereunder, which, if successful, would reduce our available liquidity;
•we may not be able to lease or re-lease second generation space, defined as previously occupied space that becomes available for lease, quickly or on as favorable terms as old leases;
•we may not be able to lease newly constructed buildings as quickly or on as favorable terms as originally anticipated;
•we may not be able to complete development, acquisition, reinvestment, disposition or joint venture projects as quickly or on as favorable terms as anticipated;
•development activity in our existing markets could result in an excessive supply relative to customer demand;
•our markets may suffer declines in economic and/or office employment growth;
•increases in interest rates could increase our debt service costs;
•increases in operating expenses could negatively impact our operating results;
•natural disasters and climate change could have an adverse impact on our cash flow and operating results;
•we may not be able to meet our liquidity requirements or obtain capital on favorable terms to fund our working capital needs and growth initiatives or repay or refinance outstanding debt upon maturity; and
•the Company could lose key executive officers.

This list of risks and uncertainties, however, is not intended to be exhaustive. You should also review the other cautionary statements we make under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, incorporated by reference herein, as amended, updated or modified in subsequent filings with the SEC. Given these uncertainties, you should not place undue reliance on forward-looking statements. Except as required by law, we undertake no obligation to publicly release the results of any revisions to these forward-looking statements to reflect any future events or circumstances or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by us to provide additional funds for general corporate purposes, including funding our acquisition and development activity, the repayment or refinancing of outstanding debt, working capital and other general purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the applicable prospectus supplement.
We will not receive any of the proceeds of the sale by any selling stockholder of the securities covered by this prospectus.

DESCRIPTION OF COMMON STOCK
The following summary of the material terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information; Incorporation by Reference.”
General
The Company is authorized under its charter to issue 200 million shares of its common stock. Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders for a vote. Unless applicable law requires otherwise, and except in limited circumstances as our charter may provide with respect to any series of preferred stock that the Company may issue, the holders of common stock will possess exclusive voting power. See “-Ownership Limitations and Restrictions on Transfers.”
All shares of common stock issued will be duly authorized, fully paid and non-assessable. Distributions may be paid to the holders of common stock if and when declared by the Company’s board of directors out of legally available funds. The Company intends to continue to pay quarterly dividends.
Under Maryland law, stockholders are generally not liable for the Company’s debts or obligations. If the Company is liquidated, subject to the right of any holders of preferred stock to receive preferential distributions, each outstanding share of common stock will participate pro rata in any remaining assets.
Holders of common stock have no conversion, sinking fund or redemption rights or preemptive rights. A conversion feature permits a stockholder to convert shares to a different security, such as debt or preferred stock. A redemption right permits a stockholder to redeem such holder’s shares (for cash or other securities) at some point in the future. Sometimes a redemption right is paired with an obligation of the company to create an account into which such company must deposit money into to fund the redemption (i.e., a sinking fund). Preemptive rights are rights granted to stockholders to subscribe for their pro rata percentage of any other securities we may offer in the future.
The common stock is currently listed for trading on the NYSE. The Company will apply to the NYSE to list any additional shares of common stock that the Company offers and sells pursuant to a prospectus supplement.
The transfer agent and registrar for our common stock is EQ Shareowner Services.
Ownership Limitations and Restrictions on Transfers
To maintain its REIT qualification, not more than 50% in value of the Company’s outstanding stock may be owned directly or indirectly by five or fewer individuals (including certain entities treated as individuals for these purposes) during the last half of a taxable year and at least 100 persons must beneficially own its outstanding stock for at least 335 days per 12-month taxable year (or during a proportionate part of a shorter taxable year). To help ensure that the Company meets these tests, among other reasons, the Company’s charter provides that no person or entity may directly or constructively own more than 9.8% in value of the Company’s issued and outstanding capital stock, without obtaining a written waiver from the board of directors. For purposes of this provision, corporations, partnerships, “groups” within the meaning of Section 13(d)(3) of the Exchange Act and other entities are treated as single persons. The board of directors has discretion to waive this ownership limit if the board receives evidence that ownership in excess of the limit will not jeopardize the Company’s REIT status.
The restrictions on transferability and ownership will not apply if the board of directors and the stockholders holding two-thirds of the Company’s outstanding shares of capital stock determine that it is no longer in the Company’s best interest to be a REIT. The Company has no current intention to seek to change its REIT tax status.
All certificates representing shares of common stock bear a legend referring to the restrictions described above.
Holders of more than 5% (or such lower percentage as required by the Internal Revenue Code of 1986, as amended (the “Code”), or the regulations promulgated thereunder) of the Company’s common stock or preferred stock must file a written response to the Company’s request for stock ownership information, which will be mailed no later than January 30th of each year. This notice should contain the holder’s name and address, the number of shares of common stock or preferred stock such holder owns and a description of how such holder holds the shares. In addition, such holders will be required to disclose in writing any other information that the Company needs in order to determine the effect of such holder’s ownership on the Company’s status as a REIT.
These ownership limitations could have the effect of precluding a third party from obtaining control over the Company unless the Company’s board of directors and our stockholders determine that maintaining REIT status is no longer desirable.
Limitations of Liability and Indemnification of Directors and Officers
Maryland General Corporation Law and the Company’s charter exculpate each director and officer in actions by the Company or by stockholders in derivative actions from liability unless the director or officer has received an improper personal benefit in money, property or services or has acted dishonestly, as established by a final judgment of a court.
The charter also provides that the Company will indemnify a present or former director or officer against expense or liability in an action to the fullest extent permitted by Maryland law. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses they incur in connection with any proceeding to which they are a party because of their service as an officer, director or other similar capacity. However, Maryland law prohibits indemnification if it is established that:
•the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•the director or officer actually received an improper personal benefit in money, property or services; or
•in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
We believe that the exculpation and indemnification provisions in the charter help induce qualified individuals to agree to serve as officers and directors of the Company by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. You should be aware, however, that these provisions in the Company’s charter and Maryland law give you a more limited right of action than you otherwise would have in the absence of such provisions. We also maintain a policy of directors’ and officers’ liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.
The above indemnification provisions could operate to indemnify directors, officers or other persons who exert control over the Company against liabilities arising under the Securities Act. Insofar as the above provisions may allow that type of indemnification, we have been informed that, in the SEC’s opinion, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Business Combinations
Pursuant to the Company’s charter and Maryland law, the Company cannot merge into or consolidate with another corporation or enter into a statutory share exchange transaction in which the Company is not the surviving entity or sell all or substantially all of its assets unless the board of directors adopts a resolution declaring the proposed transaction advisable and a majority of the stockholders voting together as a single class approve the transaction. Maryland law prohibits stockholders from taking action by written consent unless all stockholders consent in writing. The practical effect of this limitation is that any action required or permitted to be taken by the Company’s stockholders may only be taken if it is properly brought before an annual or special meeting of stockholders. The Company’s bylaws further provide that in order for a stockholder to properly bring any matter before a meeting, the stockholder must comply with requirements regarding advance notice. The foregoing provisions could have the effect of delaying until the next annual meeting stockholder actions that the holders of a majority of the Company’s outstanding voting securities favor. These provisions may also discourage another person from making a tender offer for the Company’s common stock, because such person or entity, even if it acquired a majority of the Company’s outstanding voting securities, would likely be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders meeting.
Maryland law also establishes special requirements with respect to business combinations between Maryland corporations and interested stockholders unless exemptions apply. Among other things, the law prohibits for five years a merger and other similar transactions between a company and an interested stockholder and requires a supermajority vote for such transactions after the end of the five-year period. The Company’s charter contains a provision exempting the Company from the

Maryland business combination statute. However, we cannot assure you that this charter provision will not be amended or repealed at any point in the future.
Control Share Acquisitions
Maryland General Corporation Law also provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer or by officers or employee directors. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the corporation’s charter or bylaws. The Company’s bylaws contain a provision exempting from the control share acquisition statute any stock acquired by any person. However, we cannot assure you that this bylaw provision will not be amended or repealed at any point in the future.
Maryland Unsolicited Takeovers Act
Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•a classified board;
•a two-thirds vote requirement for removing a director;
•a requirement that the number of directors be fixed only by vote of directors;
•a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and
•a majority requirement for the calling of a special meeting of stockholders.
Through provisions in our charter and bylaws unrelated to Subtitle 8, we:
•provide that directors may only be removed for cause by the affirmative vote of two-thirds vote of the Company’s outstanding common stock;
•vest in the board the exclusive power to fix the number of directorships; and
•provide that unless called by our president or the chairman of our board of directors, a special meeting of stockholders may only be called by our president or the chairman of our board of directors upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.
Vacancies and Removal of Directors
Pursuant to our charter, each member of our board of directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. A director may only be removed for cause by the affirmative vote of two-thirds vote of the Company’s outstanding common stock.
Our charter and bylaws provide that a majority of the directors or the stockholders may fill any vacancy on the board of directors. However, under Maryland law, only the board of directors can fill vacancies though the charter and bylaws provide otherwise. In addition, our bylaws provide that only the board of directors may increase or decrease the number of persons serving on the board of directors. These provisions preclude stockholders from removing incumbent directors, except for cause and upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees until the next annual meeting of stockholders.

Meetings of Stockholders
Special meetings of stockholders may be called only by our president or the chairman of our board of directors, or, in the case of a stockholder requested special meeting, by our president or the chairman of our board of directors upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.
Amendment of Charter and Bylaws
Except as set forth below, the Company’s charter can be amended only by the affirmative vote of holders of not less than a majority of the outstanding shares of common stock. However, the provisions in the charter relating to the removal of directors and preservation of the Company’s REIT status may only be amended by the affirmative vote of holders of not less than two-thirds of the outstanding shares of common stock.
The Company’s bylaws provide that stockholders have the power to amend or repeal any bylaws or to make new bylaws, and that the Board of Directors shall have the power to do the same, except that the Board of Directors shall not alter or repeal certain sections of the bylaws, including the section governing amendments to the bylaws or any sections of the bylaws that has been adopted by the stockholders.
Operating Partnership Agreement
Upon a change in control of the Company, the partnership agreement of the Operating Partnership requires certain acquirers to maintain an umbrella partnership real estate investment trust structure with terms at least as favorable to the limited partners as are currently in place. For instance, in certain transactions, the acquirer would be required to preserve the limited partner’s right to continue to hold tax-deferred partnership interests that are redeemable for capital stock of the acquirer. Some change of control transactions involving the Company could require the approval of two-thirds of the limited partners of the Operating Partnership (other than the Company). These provisions may make a change of control transaction involving the Company more complicated and therefore might decrease the likelihood of such a transaction occurring, even if such a transaction would be in the best interest of the Company’s stockholders.

DESCRIPTION OF PREFERRED STOCK
General
The Company is authorized under its charter to issue 50 million shares of preferred stock in one or more series and with rights, preferences, privileges and restrictions that the board of directors may fix or designate without any further vote or action by the Company’s stockholders. As of December 31, 2025, 26,691 8.625% Series A Cumulative Redeemable Preferred Shares were issued and outstanding.
Terms
When the Company issues preferred stock, it will be fully paid and non-assessable. The preferred stock will not have any preemptive rights.
Articles supplementary that will become part of the Company’s charter will reflect the specific terms of any new series of preferred stock offered. The applicable articles supplementary will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. A prospectus supplement will describe these specific terms, including:
•the title and stated value;
•the number of shares, liquidation preference and offering price;
•the dividend rate, dividend periods and payment dates;
•the date on which dividends begin to accrue or accumulate;
•any auction and remarketing procedures;
•any retirement or sinking fund requirement;
•the price and the terms and conditions of any redemption right;
•any listing on any securities exchange;
•the price and the terms and conditions of any conversion or exchange right;
•whether interests will be represented by depositary shares;
•any voting rights;
•the relative ranking and preferences as to dividends, liquidation, dissolution or winding up;
•any limitations on issuing any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividends, liquidation, dissolution or winding up;
•any limitations on direct or beneficial ownership and restrictions on transfer;
•any additional material U.S. federal income tax considerations not addressed herein; and
•any other specific terms, preferences, rights, limitations or restrictions.
Rank
Unless otherwise described in the prospectus supplement, the preferred stock will have the following ranking as to dividends, liquidation, dissolution or winding up:
•senior to the Company’s common stock and to all other equity securities ranking junior to the preferred stock;

•on a parity with all equity securities issued by the Company which by their terms rank on a parity with the preferred stock; and
•junior to all equity securities, not including convertible debt securities, issued by the Company which by their terms rank senior to the preferred stock.
Dividends
If declared by the Company’s board of directors, preferred stockholders will be entitled to receive cash dividends at the rate set forth in the prospectus supplement. The Company will pay dividends to stockholders of record on the record date fixed by the Company’s board of directors.
The prospectus supplement will specify whether dividends on any series of preferred stock are cumulative or non-cumulative. If dividends are cumulative, they will be cumulative from the date set forth in the prospectus supplement. If dividends are non-cumulative and the Company’s board of directors does not declare a dividend payable on a dividend payment date, then the holders of that series will have no right to receive a dividend, and the Company will have no obligation to pay an accrued dividend later for the missed dividend period, whether or not the board of directors declares dividends on the series on any future date.
If any preferred stock is outstanding, the Company will not declare or pay dividends on, or redeem, purchase or otherwise acquire any shares of, its common stock or any capital stock ranking junior to a series of preferred stock, other than dividends paid in or conversions or exchanges for common stock or other capital stock junior to the preferred stock, unless the Company has declared and paid full cumulative dividends for all past dividend periods or declared and reserved funds for payment before or at the same time as the declaration and payment on the junior series.
When the Company does not pay dividends on shares from more than one series of preferred stock ranking in parity as to dividends in full (or the Company has not reserved a sufficient sum for full payment), all of these dividends will be declared pro rata so that the amount of dividends declared per share in each series will in all cases bear the same ratio of accrued dividends owed. These pro rata payments per share will not include interest, nor will they include any accumulated unpaid dividends from prior periods if the dividends in question are non-cumulative.
Redemption
If specified in the prospectus supplement, the Company will have the right to redeem all or any part of the preferred stock in each series at its option, or the preferred stock will be subject to mandatory redemption. The redemption price may be payable in cash or other property.
If the series of preferred stock is subject to mandatory redemption, the prospectus supplement will specify:
•the number of shares the Company will redeem in each year;
•the date after which the Company may or must commence the redemption; and
•the redemption price per share, which will include all accrued and unpaid dividends other than non-cumulative dividends for prior dividend periods.
The Company will not redeem less than all of a series of preferred stock, or purchase or acquire any shares of a series of preferred stock, other than conversions or exchanges for common stock or other capital stock junior to the preferred stock, unless:
•if the series of preferred stock has cumulative dividends, the Company has declared and paid full cumulative dividends for all past and current dividend periods for this series or declared and reserved funds for payment; or
•if the series of preferred stock does not have cumulative dividends, the Company has declared and paid full dividends for the current dividend period or declared and reserved funds for payment.
The Company may, however, purchase or acquire preferred stock of any series to preserve its status as a REIT or pursuant to an offer made on the same terms to all holders of preferred stock of that series.

If the Company redeems fewer than all outstanding shares of preferred stock of any series, it will determine the number of shares to be redeemed and whether it will redeem shares pro rata by shares held or shares requested to be redeemed or by lot in a manner determined by the Company.
The Company will mail redemption notices at least 30 days, but not more than 60 days, before the redemption date to each holder of record of a series of preferred stock to be redeemed at the address shown on the share transfer books. Each notice will state:
•the redemption date;
•the number of shares and series of the preferred stock to be redeemed;
•the redemption price;
•the place to surrender certificates for payment of the redemption price;
•that dividends on the shares redeemed will cease to accrue on the redemption date; and
•the date upon which any conversion rights will terminate.
If the Company redeems fewer than all outstanding shares of a series of preferred stock, the notice will also specify the number of shares the Company will redeem from each holder. If the Company gives notice of redemption and has set aside sufficient funds necessary for the redemption in trust for the benefit of stock it will redeem, then dividends will thereafter cease to accrue and all rights of the holders of the shares will terminate, except the right to receive the redemption price.
Liquidation Preference
If the Company liquidates, dissolves or winds up its affairs, then holders of each series of preferred stock will receive out of the Company’s legally available assets a liquidating distribution in the amount of the liquidation preference per share for that series as specified in the prospectus supplement, plus an amount equal to all dividends accrued and unpaid, but not including amounts from prior periods for non-cumulative dividends, before the Company makes any distributions to holders of its common stock or any other capital stock ranking junior to the preferred stock. Once holders of outstanding preferred stock receive their respective liquidating distributions, they will have no right or claim to any of the Company’s remaining assets. In the event that the Company’s assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding preferred stock and all other classes or series of its capital stock ranking on a parity with its preferred stock, then the Company will distribute its assets to those holders in proportion to the full liquidating distributions to which they would otherwise have received.
After the Company has paid liquidating distributions in full to all holders of its preferred stock, it will distribute its remaining assets among holders of any other capital stock ranking junior to the preferred stock according to their respective rights and preferences and number of shares. For this purpose, a consolidation or merger of the Company with any other corporation or entity, or a sale of all or substantially all of the Company’s property or business, does not constitute a liquidation, dissolution or winding up of the Company’s affairs.
Voting Rights
Holders of preferred stock will not have any voting rights, except as set forth below or in the prospectus supplement or as otherwise required by law.
Whenever the Company has not paid dividends on any shares of preferred stock for six or more consecutive quarterly periods, the holders of such shares may vote, separately as a class with all other series of preferred stock on which the Company has not paid dividends, for the election of two additional directors of the Company. In this event, the Company’s board of directors will be increased by two directors. The holders of record of at least 10% of any series of preferred stock on which the Company has not paid dividends may call a special meeting to elect these additional directors unless the Company receives the request less than 90 days before the date of the next annual or special meeting of stockholders. Whether or not the holders call a special meeting, the holders of a series of preferred stock on which the Company has not paid dividends may vote for the additional directors at the next annual meeting of stockholders and at each subsequent annual meeting until:

•if the series of preferred stock has a cumulative dividend, the Company has fully paid all unpaid dividends on the shares for the past dividend periods and the then current dividend period, or the Company has declared the unpaid dividends and set apart a sufficient sum for their payment; or
•if the series of preferred stock does not have a cumulative dividend, the Company has fully paid four consecutive quarterly dividends, or the Company has declared the dividends and set apart a sufficient sum for their payment.
Unless the prospectus supplement provides otherwise, the Company cannot take any of the following actions without the affirmative vote of holders of at least two-thirds of the outstanding shares of each series of preferred stock:
•authorize, create or increase the authorized or issued amount of any class or series of capital stock ranking senior to the series of preferred stock as to dividends or liquidation distributions;
•reclassify any authorized capital stock into shares ranking senior to the series of preferred stock as to dividends or liquidation distributions;
•issue any obligation or security convertible into or evidencing the right to purchase any share ranking senior to the series of preferred stock as to dividends or liquidation distributions; or
•amend, alter or repeal any provision of the Company’s charter, whether by merger, consolidation or other event, in a manner that materially and adversely affects any right, preference, privilege or voting power of the preferred stock.
For these purposes, the following events do not materially and adversely affect a series of preferred stock:
•an increase in the amount of the authorized shares of preferred stock;
•the creation or issuance of any other series of preferred stock; or
•an increase in the amount of authorized shares of the series of preferred stock or any other series of preferred stock ranking the same as or junior to such series as to dividends and liquidation distributions.
The holders of a series of preferred stock will have no voting rights, however, if the Company redeems or calls for redemption all outstanding shares of the series and deposits sufficient funds in a trust to effect the redemption on or before the time the act occurs requiring the vote.
Conversion Rights
If any series of preferred stock is convertible into common stock, the prospectus supplement will describe the following terms:
•the number of shares of common stock into which the shares of preferred stock are convertible;
•the conversion price or manner by which the Company will calculate the conversion price;
•the conversion period;
•whether conversion will be at the option of the holders of the preferred stock or the Company;
•any events requiring an adjustment of the conversion price; and
•provisions affecting conversion in the event of the redemption of the series of preferred stock.
Stockholder Liability
Maryland law provides that no stockholder, including holders of preferred stock, will be personally liable for the Company’s acts and obligations and that the Company’s funds and property are the only recourse for its acts or obligations.

Restrictions On Ownership; Change of Control Provisions
As discussed above under “Description of Common Stock-Ownership Limitations and Restrictions on Transfers,” for the Company to qualify as a REIT, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. As a result, the Company’s charter provides generally that no holder may beneficially own more than 9.8% of the Company’s issued and outstanding capital stock. Accordingly, the articles supplementary designating the terms of each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.
For a discussion of provisions in the Company’s charter that may have the effect of delaying, deferring or preventing a change of control of the Company, see the section titled “Description of Common Stock” and the subsections titled “Business Combinations,” “Maryland Unsolicited Takeovers Act,” “Vacancies and Removal of Directors,” and “Operating Partnership Agreement.”
Transfer Agent
The prospectus supplement will identify the transfer agent for the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES
General
The Company may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. The Company will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among the Company, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.
Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after the Company issues and delivers preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts.
Dividends and Other Distributions
The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions.
If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible and the Company approves, the depositary may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
Withdrawal of Stock
Unless the Company has previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.
Redemption of Depositary Shares
Whenever the Company redeems shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If the Company intends to redeem less than all of the underlying preferred stock, the Company and the depositary will select the depositary shares to be redeemed as nearly pro rata as practicable without creating fractional depositary shares or by any other equitable method determined by the Company that preserves its REIT status.
On the redemption date:
•all dividends relating to the shares of preferred stock called for redemption will cease to accrue;
•the Company and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and
•all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock
When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.
Liquidation Preference
In the event of the Company’s liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.
Conversion of Preferred Stock
Depositary shares will not themselves be convertible into common stock or any other securities or property of the Company. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of the Company’s preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, the Company will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. The Company will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, the Company will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.
Amendment and Termination of a Deposit Agreement
The Company and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, the Company and the depositary may not make any amendment that:
•would materially and adversely alter the rights of the holders of depositary shares; or
•would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.
Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.
The Company may terminate a deposit agreement upon not less than 30 days’ prior written notice to the depositary if:
•the termination is necessary to preserve the Company’s REIT status; or
•a majority of each series of preferred stock affected by the termination consents to the termination.
Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional shares of preferred stock and any other property represented by the depositary shares. If the Company terminates a deposit agreement to preserve its status as a REIT, then the Company will use its best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

In addition, a deposit agreement will automatically terminate if:
•the Company has redeemed all underlying preferred stock subject to the agreement;
•a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or
•each share of the underlying preferred stock has been converted into other capital stock of the Company not represented by depositary shares.
Charges of a Preferred Stock Depositary
The Company will pay all transfer and other taxes and governmental charges arising in connection with a deposit agreement. In addition, the Company will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.
Resignation and Removal of Depositary
A depositary may resign at any time by delivering to the Company notice of its election to resign. The Company may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. The Company will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.
Miscellaneous
The depositary will forward to the holders of depositary shares any reports and communications from the Company with respect to the underlying preferred stock.
Neither the depositary nor the Company will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of the Company and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by depositary shares), gross negligence or willful misconduct. Neither the Company nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.
The Company and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.
In the event a depositary receives conflicting claims, requests or instructions from the Company and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from the Company.
Depositary
The prospectus supplement will identify the depositary for the depositary shares.
Listing of the Depositary Shares
The prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES
Unless otherwise specified in an accompanying prospectus supplement, the Operating Partnership’s debt securities will be issued under an indenture, dated as of December 1, 1996, between the Operating Partnership, the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association, as successor in interest to Wachovia Bank, N.A. as merged with and into First Union Bank of North Carolina), as trustee. We have filed the indenture with the SEC. The Trust Indenture Act of 1939 governs the indenture. The following description summarizes only the material provisions of the indenture. Accordingly, you should read the indenture because it, and not this description, defines your rights as holders of debt securities issued by the Operating Partnership.
General
The debt securities will be direct, unsecured obligations of the Operating Partnership and will rank equally with all other unsecured and unsubordinated debt of the Operating Partnership. The Operating Partnership may issue debt securities in one or more series without limit as to aggregate principal amount. The board of directors of the Company, as sole general partner of the Operating Partnership, will determine the terms of the debt securities. All debt securities of one series need not be issued at the same time and a series may generally be reopened for additional issuances, without the consent of the holders of the debt securities of the series.
If any debt securities rate below investment grade at the time of issuance, they will be fully and unconditionally guaranteed by the Company as to payment of principal, interest and any premium. The debt securities will be effectively subordinated to the prior claims of each secured mortgage lender to any specific property that secures such lender’s mortgage.
The indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be replaced with a successor trustee. Except as otherwise described in this prospectus, any action by a trustee may be taken only with respect to the debt securities for which it is trustee under the indenture.
A prospectus supplement will describe the specific terms of any debt securities the Operating Partnership offers, including:
•the title of the debt securities;
•the aggregate principal amount of the debt securities;
•the price at which the Operating Partnership will issue the debt securities;
•the date on which the Operating Partnership will pay the principal of the debt securities;
•the fixed or variable rate at which the debt securities will bear interest, or the method to determine the interest rate;
•the date from which interest will accrue or how such date will be determined;
•the basis upon which the Operating Partnership will calculate interest on the debt securities if other than a 360-day year of twelve 30-day months;
•the timing and manner of making principal, interest and any premium payments on the debt securities;
•the place where you may serve notices about the debt securities and the indenture, if other than as described in this prospectus;
•the portion of the principal amount of the debt securities payable upon acceleration, if it is other than the full principal amount;
•whether and under what conditions the Operating Partnership or the holders may redeem the debt securities;
•any sinking fund or similar provisions;

•the currency in which the Operating Partnership will pay the principal, interest and any premium payments on the debt securities, if other than U.S. dollars;
•the events of default or covenants of the debt securities, if they are different from or in addition to those described in this prospectus;
•whether the Operating Partnership will issue the debt securities in certificated or book-entry form;
•whether the Operating Partnership will issue the debt securities in registered or bearer form and their denominations if other than $1,000 for registered form or $5,000 for bearer form;
•whether the defeasance and covenant defeasance provisions described in this prospectus apply to the debt securities or are different in any manner;
•whether or not the debt securities are guaranteed by the Company;
•whether and under what circumstances the Operating Partnership will pay additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem the debt securities instead of paying these amounts;
•whether the debt securities will be listed on a securities exchange;
•the material U.S. federal income tax considerations applicable to the debt securities; and
•any other terms of the debt securities.
Some debt securities may provide for less than the entire principal amount to be payable upon acceleration of their maturity, which we refer to as “original issue discount securities.” The prospectus supplement will describe any material U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.
Guarantees
The Company will fully and unconditionally guarantee the payment of principal, interest and any premium on any of the Operating Partnership’s debt securities rated below investment grade at the time of issuance. The Company will also guarantee any sinking fund payments on debt securities rated below investment grade. In addition, the Company may also guarantee debt securities rated investment grade.
Denominations, Interest, Registration and Transfer
Unless otherwise described in the prospectus supplement, the Operating Partnership will issue debt securities in denominations of:
•$1,000 if they are in registered form;
•$5,000 if they are in bearer form; or
•any denomination if they are in global form.
Unless otherwise specified in the prospectus supplement, the principal, interest and any premium on debt securities will be payable at the corporate trust office of the trustee. However, the Operating Partnership may choose to pay interest by check mailed to the address of the registered holder or by wire transfer of funds to the holder at an account maintained within the United States.
If any interest date or a maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such interest payment date or such maturity date, as the case may be. For purposes of the indenture, a “business day” is any day, other than a Saturday or Sunday, on which banking institutions in New York City are open for business.

Subject to limitations imposed upon debt securities issued in book-entry form, you may exchange debt securities for different denominations of the same series or surrender debt securities for transfer at the corporate trust office of the trustee. Every debt security surrendered for transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. The Operating Partnership will not require the holder to pay any service charge for any transfer or exchange, but the trustee or the Operating Partnership may require the holder to pay any applicable tax or other governmental charge.
Neither the Operating Partnership nor the trustee is required to:
•issue, transfer or exchange any debt security if the debt security may be among those selected for redemption during a 15-day period prior to the date of selection;
•transfer or exchange any registered security selected for redemption in whole or in part, except, in the case of a registered security to be redeemed in part, the portion not to be redeemed;
•exchange any bearer security selected for redemption except that the holder may exchange the bearer security for a registered security of that series if the holder simultaneously surrenders the registered security for redemption; or
•issue, transfer or exchange any debt security that the holder surrenders for repayment.
Merger, Consolidation or Sale of Assets
Neither the Operating Partnership nor the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge into, any other entity, unless:
•the successor entity formed by such consolidation or into which the Operating Partnership or the Company is merged or which received the transfer of assets expressly assumes payment of the principal, interest and any premium on the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;
•immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, would become an event of default, has occurred and is continuing; and
•the Operating Partnership and the Company each deliver to the trustee an officer’s certificate and legal opinion covering these conditions.
Financial and Operating Covenants
Limitations on Incurrence of Debt. The Operating Partnership will not directly or indirectly incur any Debt (as defined below), other than subordinate intercompany Debt, if, after giving effect to the incurrence of the additional Debt, the aggregate principal amount of all outstanding Debt of the Operating Partnership and its subsidiaries on a consolidated basis determined in accordance with GAAP (as defined below) is greater than 60% of (i) the Operating Partnership’s Total Assets (as defined below) as of the end of the calendar quarter covered in the Operating Partnership’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC prior to the incurrence of such additional Debt and (ii) the increase in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase together with the Operating Partnership’s Total Assets, the “Adjusted Total Assets”).
In addition, the Operating Partnership will not directly or indirectly incur any secured Debt if, after giving effect to the incurrence of the additional secured Debt, the aggregate principal amount of all outstanding secured Debt of the Operating Partnership and its subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of the Operating Partnership’s Adjusted Total Assets.
The Operating Partnership will also not directly or indirectly incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge (in each case as defined below) for the four most recent fiscal quarters would have been less than 1.5 to 1.0 on a pro forma basis after giving effect to the incurrence of the Debt and to the application of the proceeds from the Debt. In making this calculation, it is assumed that:

•the new Debt and any other Debt incurred by the Operating Partnership or its subsidiaries since the first day of the four-quarter period and the application of the proceeds from the new Debt, including to refinance other Debt, had occurred at the beginning of the period;
•the repayment or retirement of any other Debt by the Operating Partnership or its subsidiaries since the first day of the four-quarter period had been repaid or retired at the beginning of the period (except that the amount of Debt under any revolving credit facility is computed based upon the average daily balance of that Debt during the period);
•the income earned on any increase in Adjusted Total Assets since the end of the four-quarter period had been earned, on an annualized basis, during the period; and
•in the case of any acquisition or disposition by the Operating Partnership or any subsidiary of any assets since the first day of the four-quarter period, the acquisition or disposition or any related repayment of Debt had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.
For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt is deemed to be “incurred” by the Operating Partnership and its subsidiaries on a consolidated basis whenever the Operating Partnership and its subsidiaries on a consolidated basis create, assume, guarantee or otherwise become liable in respect of the Debt.
Maintenance of Total Unencumbered Assets. The Operating Partnership must maintain Total Unencumbered Assets (as defined below) of at least 150% of the aggregate outstanding principal amount of all outstanding Unsecured Debt.
Existence. Except as described above under “-Merger, Consolidation or Sale of Assets,” the Operating Partnership and the Company must preserve and keep in full force and effect their existence, rights and franchises. However, neither the Operating Partnership nor the Company are required to preserve any right or franchise if it determines that its preservation is no longer desirable in the conduct of its business and that its loss is not disadvantageous in any material respect to the holders of the debt securities.
Maintenance of Properties. The Operating Partnership must maintain all of its material properties in good condition, repair and working order, supply all properties with all necessary equipment and make all necessary repairs, renewals, replacements and improvements necessary so that we may properly and advantageously conduct our business at all times. However, the Operating Partnership may sell its properties for value in the ordinary course of business.
Insurance. The Operating Partnership must keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurance companies.
Payment of Taxes and Other Claims. Each of the Operating Partnership and the Company must pay, before they become delinquent:
•all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon its income, profits or properties or that of any subsidiary; and
•all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon any property of the Operating Partnership, the Company or any subsidiaries.
However, the Operating Partnership and the Company are not required to pay any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Provision of Financial Information. Holders of debt securities will be provided with copies of the annual reports and quarterly reports of the Operating Partnership. Whether or not the Operating Partnership is subject to Section 13 or 15(d) of the Exchange Act, and for so long as any debt securities are outstanding, the Operating Partnership will, to the extent permitted under the Exchange Act, be required to file with the SEC the annual reports, quarterly reports and other documents that the Operating Partnership would have been required to file with the SEC pursuant to such Section 13 or 15(d) if the Operating Partnership were so subject, such documents to be filed with the SEC on or prior to the respective dates by which the Operating Partnership would have been required so to file such documents if the Operating Partnership were so subject. The Operating Partnership will also in any event (x) within 15 days of each such required filing date (i) transmit by mail to all holders of debt securities, without cost to such holders, copies of the annual reports and quarterly reports which the Operating Partnership would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to such sections and (ii) file with the trustee copies of the annual reports, quarterly reports and other documents that the Operating Partnership would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to such Sections and (y) if filing such documents by the Operating Partnership with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of the debt securities.
Use of Capitalized Terms. As used in this prospectus:
“Annual Service Charge” as of any date means the amount that is expensed in any 12-month period for interest on Debt.
“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income (as defined below) of the Operating Partnership and its subsidiaries (i) plus amounts which have been deducted for (a) interest on Debt of the Operating Partnership and its subsidiaries, (b) provision for taxes of the Operating Partnership and its subsidiaries based on income, (c) amortization of debt discount, (d) depreciation and amortization, (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period, (f) amortization of deferred charges, (g) provisions for or realized losses on properties and (h) charges for early extinguishment of debt and (ii) less amounts that have been included for gains on properties.
“Consolidated Net Income” for any period means the amount of consolidated net income (or loss) of the Operating Partnership and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Debt” means any indebtedness, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property which would be reflected on a consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on a consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person.
“GAAP” means U.S. Generally Accepted Accounting Principles.
“Total Assets” as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Operating Partnership and its subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable).
“Total Unencumbered Assets” means the sum of (i) those Undepreciated Real Estate Assets not subject to an encumbrance and (ii) all other assets of the Operating Partnership and its subsidiaries not subject to an encumbrance determined in accordance with GAAP (but excluding intangibles and accounts receivable); provided, however, that all investments by the Operating Partnership and its subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities are excluded from the calculation of Total Unencumbered Assets to the extent that such investments would have otherwise been included.
“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.
“Unsecured Debt” means Debt of the Operating Partnership or any subsidiary that is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties owned by the Operating Partnership or any of its subsidiaries.
Events of Default, Notice and Waiver
The following are events of default with respect to any series of debt securities issued under the indenture:

•default for 30 days in the payment of any installment of interest on any debt security of the series;
•default in the payment of the principal or any premium on any debt security of the series at its maturity;
•default in making any sinking fund payment as required for any debt security of the series;
•default in the performance of any other covenant contained in the indenture, other than covenants that do not apply to the series, and the default continues for 60 days after notice;
•default in the payment of an aggregate principal amount exceeding $5,000,000 of any recourse debt, including any recourse secured debt, if the default occurred after the expiration of any applicable grace period and resulted in the acceleration of the maturity of the debt, but only if such debt is not discharged or such acceleration is not rescinded or annulled within 10 days after notice as provided in the indenture; and
•any other event of default provided with respect to that particular series of debt securities.
If any such event of default occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately by written notice to us. If the debt securities of that series are original issue discount securities or indexed securities, the prospectus supplement will describe the portion of the principal amount required to make the declaration. If this happens and the Operating Partnership thereafter cures the default, the holders of at least a majority in principal amount of outstanding debt securities of that series can void the acceleration.
The indenture also provides that the principal amount of all debt securities of that series would be due and payable automatically upon the bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the Company or any significant subsidiary or any of their respective property.
The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of a series may waive any past default with respect to that series, except a default in payment or a default of a covenant or other indenture provision that can only be modified with the consent of the holder of each outstanding debt security affected.
The indenture provides that no holders of any series may institute any judicial or other proceedings with respect to the indenture or for any remedy under the indenture, except in the case of failure of the trustee to act for 60 days after it has received a written request to institute proceedings for an event of default from the holders of at least 25% in principal amount of the outstanding debt securities of that series and an offer of indemnity reasonably satisfactory to it. However, this provision will not prevent any holder from instituting suit for the enforcement of any payment due on the debt securities.
Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders, unless the holders offer to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of a series (or of all debt securities then outstanding under the indenture, if applicable) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. However, the trustee may refuse to follow any direction that:
•is in conflict with any law or the indenture;
•may subject the trustee to personal liability; or
•may be unduly prejudicial to the holders not joining in the direction.
Within 120 days after the end of each year, the Operating Partnership must deliver to the trustee an officer’s certificate certifying that no defaults have occurred under the indenture. The trustee must give notice to the holders of debt securities within 90 days of a default unless the default has been cured or waived. However, if the trustee considers it to be in the interest of the holders, the trustee may withhold notice of any default except a payment default.
Modification of the Indenture
Modifications and amendments of the indenture may only be made with the consent of least a majority in principal amount of all outstanding debt securities or series of outstanding debt securities affected by the modification or amendment.

However, holders of each of the debt securities affected by the modification must consent to modifications that have the following effects:
•change the stated maturity of the principal, interest or premium on any debt security;
•reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debt security, or adversely affect any right of repayment of the holder of any debt security;
•change the place or currency for payment of principal, interest or premium on any debt security;
•impair the right to institute suit for the enforcement of any payment on any debt security;
•reduce the percentage of outstanding debt securities of a series necessary to modify or amend the indenture, waive compliance with provisions of the indenture or defaults and consequences under the indenture or reduce the quorum or voting requirements set forth in the indenture;
•adversely modify or affect the terms and conditions of the obligations of the Company with respect to any of its guarantees; or
•modify any of the provisions discussed above or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to take the action or to provide that other provisions may not be modified or waived without the consent of the holder.
The indenture provides that the holders of at least a majority in principal amount of a series of outstanding debt securities may waive compliance by the Operating Partnership or the Company with covenants relating to that series.
The Operating Partnership, the Company and the trustee can modify the indenture without the consent of any holder for any of the following purposes:
•to evidence the succession of another person to the Operating Partnership as obligor or the Company as guarantor;
•to add to the covenants of the Operating Partnership or the Company for the benefit of the holders or to surrender any right or power conferred upon the Operating Partnership or the Company;
•to add events of default for the benefit of the holders;
•to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, so long as it does not materially adversely affect the interests of any of the holders;
•to change or eliminate any provision of the indenture, so long as any such change or elimination becomes effective only when there are no debt securities outstanding of any series previously created which are entitled to the benefit of those provisions;
•to secure the debt securities;
•to establish the form or terms of debt securities of any series;
•to provide for the acceptance of appointment by a successor trustee to facilitate the administration of the trusts under the indenture by more than one trustee;
•to cure any ambiguity, defect or inconsistency in the indenture, so long as the action does not materially adversely affect the interests of any of the holders; or
•to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series, so long as the action does not materially adversely affect the interests of any of the holders.

In addition, with respect to guaranteed securities, the Company may, without the consent of any holder, directly or indirectly assume the payment of the principal, interest and any premium on the guaranteed securities and the performance of every covenant of the indenture that must be performed by the Operating Partnership.
Upon any assumption, the Company will succeed to the Operating Partnership under the indenture and the Operating Partnership will be released from all obligations and covenants with respect to the guaranteed securities. To effect any assumption, the Company must:
•deliver to the trustee an officer’s certificate and an opinion of counsel stating that the guarantee and all other covenants of the Company in the indenture remain in full force and effect;
•deliver to the trustee an opinion of independent counsel that the holders of guaranteed securities will have no federal tax consequences as a result of the assumption; and
•if any debt securities are then listed on the NYSE, ensure that those debt securities will not be delisted as a result of the assumption.
The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver or whether a quorum is present at a meeting of holders of debt securities:
•the principal amount of an original issue discount security that is deemed to be outstanding is the amount of its principal that would be due and payable as of the date of determination upon declaration of acceleration of maturity;
•the principal amount of a debt security denominated in a foreign currency that is deemed outstanding is the U.S. dollar equivalent of the principal amount, determined on the issue date for the debt security;
•the principal amount of an indexed security that is deemed outstanding is the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security; and
•debt securities that are directly or indirectly owned by the Operating Partnership or the Company are disregarded.
Voting
The indenture contains provisions for convening meetings of the holders of debt securities of a series. The trustee, the Operating Partnership, the Company or the holders of at least 10% in principal amount of the outstanding debt securities of a series may call a meeting in any such case upon notice as provided in the indenture. Except for any consent that the holder of each debt security affected by modifications and amendments of the indenture must give, the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series will be sufficient to adopt any resolution presented at a meeting at which a quorum is present. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage less than a majority in principal amount of the outstanding debt securities of a series may be adopted at a meeting at which a quorum is present only by the affirmative vote of the holders of the specified percentage. Any resolution passed or decision taken at any meeting of holders duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage will constitute a quorum.
Discharge, Defeasance and Covenant Defeasance
The Operating Partnership may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year or scheduled for redemption within one year by irrevocably depositing with the trustee, in trust, funds sufficient to pay the principal, interest and any premium on the series to the stated maturity or redemption date.
As long as the holders of the debt securities will not recognize any resulting income, gain or loss for federal income tax purposes, the Operating Partnership may elect either:

•to defease and discharge itself and the Company from all of their obligations with respect to the debt securities, which we refer to as “defeasance”; or
•to release itself and the Company from their obligations under particular sections of the indenture, which we refer to as “covenant defeasance.”
In order to make a defeasance election, the Operating Partnership or the Company must irrevocably deposit with the trustee, in trust, a sufficient amount to pay the principal, interest and any premium on the debt securities, and any mandatory sinking fund or analogous payments on the debt securities, on the scheduled due dates. The deposit may be either an amount in the currency in which the debt securities are payable at stated maturity, or government obligations, or a combination of both.
Any such trust may only be established if, among other things, we have delivered an opinion of counsel to the trustee stating that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.
If the Operating Partnership elects covenant defeasance with respect to the debt securities and the debt securities are declared due and payable because of the occurrence of any event of default still applicable to the debt securities, the amounts deposited with the trustee may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. If this occurs, the Operating Partnership will remain liable to make payment of these amounts due at the time of acceleration.
The prospectus supplement may further describe any provisions permitting defeasance or covenant defeasance with respect to the debt securities of a particular series.
No Conversion Rights
The debt securities will not be convertible into or exchangeable for any capital stock of the Company or equity interests in the Operating Partnership.
No Personal Liability
No past, present or future officer, director, stockholder or partner of the Company, the Operating Partnership or any successor thereof shall have any liability for any obligation or agreement of the Operating Partnership contained under the debt securities, the indenture or other debt obligations. Each holder of debt securities by accepting such debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.
Book-Entry System
Except as otherwise set forth in the prospectus supplement, the debt securities of a series will be issued in the form of one or more fully registered global securities which will be deposited with or on behalf of the Depository Trust Company (“DTC”), or the depository, and will be registered in the name of DTC or its nominee. The global security may not be transferred except as a whole by a nominee of the depository to the depository or to another nominee of the depository, or by the depository or another nominee of the depository to a successor of the depository or a nominee of a successor to the depository.
So long as the depository or its nominee is the registered holder of a global security, the depository or its nominee, as the case may be, will be the sole owner of the debt securities represented thereby for all purposes under the indenture. Except as otherwise provided below, the beneficial owners of the global security or securities representing debt securities will not be entitled to receive physical delivery of certificated notes and will not be considered the registered holders thereof for any purpose under the indenture, and no global security representing debt securities shall be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of the depository and, if that beneficial owner is not a participant, on the procedures of the participant through which that beneficial owner owns its interest in order to exercise any rights of a registered holder under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in a global security representing debt securities.
Each global security representing debt securities will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if:

•the depository notifies us that it is unwilling or unable to continue as the depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered as such under the Exchange Act and, in any such case we fail to appoint a successor to the depository within 60 calendar days;
•we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes; or
•an event of default has occurred and is continuing with respect to the debt securities under the indenture.
Upon any such exchange, the certificated notes will be registered in the names of the beneficial owners of the global security or securities representing debt securities, which names shall be provided by the depository’s relevant participants to the trustee.
The depository is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depository holds securities that its participants deposit with the depository. The depository also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of the depository include securities brokers and dealers (including the agents), banks, trust companies, clearing corporations and certain other organizations. The depository is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the NYSE MKT LLC, and the Financial Industry Regulatory Authority, Inc. Access to the depository’s system is also available to others, such as securities brokers and dealers, banks and trust companies, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as “indirect participants.” The rules applicable to the depository and its participants are on file with the SEC.
Purchases of debt securities under the depository’s system must be made by or through direct participants, which will receive a credit for the debt securities on the depository’s records. The ownership interest of each actual purchaser of each note represented by a global security, referred to as a “beneficial owner,” is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from the depository of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in a global security representing debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of a global security representing debt securities will not receive certificated notes representing their ownership interests therein, except in the event that use of the book-entry system for the debt securities is discontinued.
All global securities representing debt securities which are deposited with, or on behalf of, the depository are registered in the name of the depository’s nominee, Cede & Co. to facilitate subsequent transfers. The deposit of global securities with, or on behalf of, the depository and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depository has no knowledge of the actual beneficial owners of the global securities representing the book-entry debt securities. The depository’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by the depository to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither the depository nor Cede & Co. will consent or vote with respect to the global securities representing the debt securities. Under its usual procedures, the depository mails an omnibus proxy to a company as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the applicable record date, identified in a listing attached to the omnibus proxy.
Principal, premium, if any, and/or interest, if any, payments on the global securities representing the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. The depository’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the depository’s records unless the depository has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of the depository, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to the depository is the responsibility of us and the trustee, disbursement of such payments to direct participants shall be the responsibility of the depository, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.
If applicable, redemption notices shall be sent to DTC. If less than all of debt securities are being redeemed, the depository’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
A beneficial owner shall give notice of any option to elect to have its debt securities repaid by us, through its participant, to the trustee, and shall effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in the global security or securities representing such book-entry debt securities, on the depository’s records, to the trustee. The requirement for physical delivery of book-entry debt securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry debt securities are transferred by direct participants on the depository’s records.
The depository may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated notes are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry transfers through the depository or a successor securities depository. In that event, certificated notes will be printed, authenticated and delivered.
The information in this section concerning the depository and the depository’s system has been obtained from sources that we believe to be reliable, but neither we nor the trustee takes any responsibility for the accuracy thereof.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations that you, as a securityholder, may consider relevant. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular securityholders in light of their personal investment or tax circumstances, or to certain types of securityholders that are subject to special treatment under the U.S. federal income tax laws, such as:
•insurance companies;
•tax-exempt organizations (except to the extent discussed in “-Taxation of Tax-Exempt Stockholders” below);
•financial institutions or broker-dealers;
•non-U.S. individuals and foreign corporations (except to the extent discussed in “-Taxation of Non-U.S. Stockholders” below);
•U.S. expatriates;
•persons who mark-to-market our securities;
•subchapter S corporations;
•U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;
•regulated investment companies and REITs;
•trusts and estates;
•holders who receive our securities through the exercise of employee stock options or otherwise as compensation;
•persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic stock” or other integrated investment;
•persons subject to the alternative minimum tax provisions of the Code;
•persons subject to special tax accounting rules as a result of their use of applicable financial statements within the meaning of Section 451(b)(3) of the Code; and
•persons holding a 10% or more (by vote or value) beneficial interest in our securities.
This summary assumes that securityholders hold our securities as capital assets for U.S. federal income tax purposes, which generally means property held for investment.
The statements in this section are based on the current U.S. federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. Even if there is no change in applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the Internal Revenue Service (“IRS”) or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.
WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company
We elected to be taxed as a REIT under the U.S. federal income tax laws commencing with our taxable year ended December 31, 1994. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to be organized and to operate in such a manner. However, we cannot assure you that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT. Qualification as a REIT depends on our continuing to satisfy numerous asset, income, share ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results. The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its stockholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.
In the opinion of Paul Hastings LLP, we qualified to be taxed as a REIT for our taxable years ended December 31, 2006 through December 31, 2025, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2026 and thereafter. Investors should be aware that Paul Hastings LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our properties and the future conduct of our business, and is not binding upon the IRS or any court. In addition, Paul Hastings LLP's opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change, either prospectively or retrospectively, and speaks as of the date issued. Moreover, our continued qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual and quarterly operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. Paul Hastings LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Paul Hastings LLP's opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “-Failure to Qualify.”
If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:
•We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.
•We will pay income tax at the highest U.S. federal corporate income tax rate on:
•net income from the sale or other disposition of property acquired through foreclosure or after a default on a lease of the property (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and
•other non-qualifying income from foreclosure property.
•We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.
•If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “-Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:
•the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by
•a fraction intended to reflect our profitability.
•If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.
•We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.
•We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary (“TRS”) that are not conducted on an arm’s-length basis.
•If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “- Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate applicable on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
•If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.
•If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay income tax at the highest U.S. federal corporate income tax rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:
a.the amount of gain that we recognize at the time of the sale or disposition, and
b.the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.
•We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “- Recordkeeping Requirements.”
•The earnings of our lower-tier entities that are subchapter C corporations, including TRSs, will be subject to U.S. federal corporate income tax.
In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, domestic TRSs will be subject to U.S. federal, state and local corporate income tax on their taxable income.
Requirements for Qualification
To qualify as a REIT, we must elect to be treated as a REIT and must meet the following requirements, relating to our organization, sources of income, nature of assets and distributions.
The Code defines a REIT as a corporation, trust or association:
1.that is managed by one or more trustees or directors;
2.the beneficial ownership of which is evidenced by transferable securities or by transferable certificates of beneficial interest;

3.that would be taxable as a domestic corporation but for application of the REIT provisions of the U.S. federal income tax laws;
4.that is neither a financial institution nor an insurance company subject to special provisions of the Code;
5.that has at least 100 persons as beneficial owners (determined without reference to any rules of attribution);
6.during the last half of each taxable year, not more than 50% in value of the outstanding securities of which is owned, directly or indirectly, through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities), which we refer to as the five or fewer requirement;
7.which elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;
8.that uses the calendar year as its taxable year and complies with the recordkeeping requirements of the U.S. federal income tax laws; and
9.that satisfies the income tests, the asset tests, and the distribution tests, described below.
The Code provides that REITs must satisfy all of the first four, the eighth (if applicable) and the ninth preceding requirements during the entire taxable year. REITs must satisfy the fifth requirement during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of determining securities ownership under the sixth requirement, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our securities in proportion to their actuarial interests in the trust for purposes of the sixth requirement above. We will be treated as having met the sixth requirement if we comply with certain Treasury Regulations for ascertaining the ownership of our securities for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that the sixth condition was not satisfied for such year. Our charter currently includes restrictions regarding ownership and transfers of our stock that, among other things, assist us in continuing to satisfy the fifth and sixth of these requirements. See “Description of Common Stock - Ownership Limitations and Restrictions on Transfer.”
Qualified REIT Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary from its parent REIT will be disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself for purposes of applying the requirements herein. Our qualified REIT subsidiaries will not be subject to U.S. federal corporate income taxation, although they may be subject to state and local taxation in some states.
Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and to earn its proportionate share of the partnership's gross income for purposes of the applicable REIT qualification tests. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of the Operating Partnership (including the Operating Partnership's share of the assets, liabilities and items of income with respect to any partnership in which it holds an interest), is treated as our assets, liabilities and items of income for purposes of applying the requirements described herein. For purposes of the 10% value test (see “-Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We have control of the Operating Partnership and generally intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Taxable REIT Subsidiaries. A REIT may own up to 100% of the securities of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We are not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the securities issued by a TRS to us are assets in our hands, and we will treat the distributions paid to us from such TRS, if any, as dividend income to the extent of such TRS's current and accumulated earnings and profits. This treatment can affect our compliance with the gross income and asset tests. Additionally, we may, from time to time, also dispose of an unwanted asset through a TRS as necessary or convenient to avoid the 100% tax on income from prohibited transactions. Because we do not include the assets and income of our TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% (25% for our 2026 and future tax years) of the value of a REIT's assets may consist of stock or securities of one or more TRSs.
A domestic TRS will pay income tax at regular corporate rates on any income that it earns. In addition, several provisions of the Code regarding the arrangements between a TRS and its parent REIT assure that the TRS is subject to an appropriate level of corporate taxation. Such limitations may impact the amount of U.S. federal income tax paid by our TRSs. For example, deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses, the deduction for qualified business income, depreciation, amortization or depletion and certain international tax items. Accordingly, if we lend money to a TRS, the TRS may be unable to deduct all or a part of the interest paid on that loan, and the lack of an interest deduction could result in a material increase in the amount of tax paid by the TRS. Further, the TRS rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend to scrutinize all of our transactions with our TRSs and to conduct such transactions on an arm’s-length basis; however, we cannot assure you that we will be successful in avoiding this excise tax.
A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.
Rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “-Gross Income Tests-Rents from Real Property.” If we lease space to a TRS, we will seek to comply with these requirements.
We currently have one TRS, Highwoods Services, Inc., through which we hold certain assets that that are either non-qualifying assets for purposes of the REIT asset tests, or which we believe could potentially trigger the prohibited transaction tax on disposition if held directly by us and through which we perform certain services.
Gross Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

a.rents from real property;
b.interest on debt secured by mortgages on real property, or on interests in real property;
c.dividends or other distributions on, and gain from the sale of, shares in other REITs;
d.gain from the sale of real estate assets (excluding gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) to the extent not secured by real property or an interest in real property) not held for sale to customers;
e.income and gain derived from foreclosure properties; and
f.income derived from the temporary investment in stock and debt investments purchased with the proceeds from the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.
Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. See “- Hedging Transactions” below. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “- Foreign Currency Gain” below. The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:
First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales, provided that such percentage (i) is fixed at the time the lease is entered into, (ii) is not renegotiated during the term of the lease in a manner that has the effect of basing percentage rent on income or profits, and (iii) conforms with normal business practice.
Second, we must not own, actually or constructively, 10% or more of the securities or the assets or net profits of any lessee (a “related party tenant”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our securities are owned, directly or indirectly, by or for any person, we are considered as owning the securities owned, directly or indirectly, by or for such person.
As described above, we may own up to 100% of the securities of one or more TRSs. Under an exception to the related party rent rules, rent that we receive from a TRS will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (ii) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the securities will not be treated as “rents from real property.”
Third, “rents from real property” excludes rent attributable to personal property except where such personal property is leased in connection with a lease of real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year.

Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute “rents from real property” unless such services are customarily provided in the geographic area. Customary services that are not considered to be provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances, and the collection of trash) can be provided directly by us. Where, on the other hand, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor from whom we do not receive any income or a TRS. Non-customary services that are not performed by an independent contractor or TRS in accordance with the applicable requirements will result in impermissible tenant service income to us to the extent of the income earned (or deemed earned) with respect to such services. If the impermissible tenant service income (valued at not less than 150% of our direct cost of performing such services) exceeds 1% of our total income from a property, all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services does not exceed 1% of our total income from the property, the services will not cause the rent paid by tenants of the property to fail to qualify as rents from real property, but the impermissible tenant services income will not qualify as “rents from real property.”
We do not currently charge and do not anticipate charging rent that is based in whole or in part on the income or profits of any person (unless based on a fixed percentage or percentages of gross receipts or gross sales, as is permitted). We also do not anticipate receiving rent from related party tenants or leasing significant amounts of personal property pursuant to our leases.
The Operating Partnership does provide certain services with respect to our properties. We believe that the services with respect to our properties that are and will be provided directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to particular tenants and, therefore, that the provision of such services will not cause rents received with respect to the properties to fail to qualify as rents from real property. Services with respect to the properties that we believe may not be provided by us or the Operating Partnership directly without jeopardizing the qualification of rent as “rents from real property” are and will be performed by independent contractors or TRSs.
If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (i) the rent is considered based on the income or profits of the applicable lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs or (iii) we furnish noncustomary services to the tenants of the property in excess of the 1% threshold, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test.
In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a lessee's proportionate share of a property's operational or capital expenses, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.
Fee Income. We may, directly or indirectly, receive fees for property management and brokerage and leasing services provided with respect to some properties not owned entirely by the Operating Partnership. These fees, to the extent paid with respect to the portion of these properties not owned, directly or indirectly, by us, will not qualify under the 75% gross income test or the 95% gross income test. The Operating Partnership also may receive other types of income with respect to the properties it owns that will not qualify for either of these tests. We believe, however, that the aggregate amount of these fees and other non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under either the 75% gross income test or the 95% gross income test.
Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:
a.an amount that is based on a fixed percentage or percentages of gross receipts or gross sales; and

b.an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
We may invest opportunistically from time to time in mortgage debt and mezzanine loans. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to acquire the loan or on the date we modify the loan (if the modification is treated as “significant” for tax purposes), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. In the case of a loan that is secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying interest for purposes of the 75% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property - that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. For purposes of this paragraph, however, under IRS guidance we do not need to redetermine the fair market value of the real property in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan.
Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that the mezzanine loans we would originate or acquire typically will not meet all of the requirements for reliance on this safe harbor. We intend to invest in mortgage debt and mezzanine loans in a manner that will enable us to continue to satisfy the gross income and asset tests.
Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.
Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property that is a real estate asset by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:
a.the REIT has held the property for not less than two years;
b.the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;
c.either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (iv) (a) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted bases) taking into account the current and two prior years did not exceed 10% or (v) (a) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (b) the 3-year average percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) taking into account the current and two prior years did not exceed 10%;
d.in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and
e.if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income, or, a TRS.
We will attempt to comply with the terms of the safe-harbor provision in the U.S. federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular U.S. federal corporate income tax rates.
Additionally, we may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Foreclosure Property. We will be subject to U.S. federal income tax at the maximum corporate income tax rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
a.that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;
b.for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
c.for which the REIT makes a proper election to treat the property as foreclosure property.
A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
d.on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

e.on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or
f.which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.
Hedging Transactions. From time to time, we or the Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means (i) any transaction entered into in the normal course of our or the Operating Partnership’s trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (iii) any transaction entered into to “offset” a transaction described in (i) or (ii) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
Cancellation of Debt Income. From time to time, we and our subsidiaries may recognize cancellation of debt income in connection with repurchasing debt at a discount. Cancellation of debt income is excluded from gross income for purposes of both the 75% and 95% gross income tests.
Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:
a.our failure to meet those tests is due to reasonable cause and not to willful neglect; and
b.following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.
We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “- Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.
Asset Tests
To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.
First, at least 75% of the value of our total assets must consist of:

a.cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;
b.government securities;
c.interests in real property, including leaseholds and options to acquire real property and leaseholds, and personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property” as a result of such rents not exceeding 15% of the total rent attributable to personal property and real property under such lease;
d.interests in mortgage loans secured by real property;
e.stock in other REITs and debt instruments issued by “publicly offered REITs”; and
f.investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.
Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities(the “10% vote test”), or 10% of the total value of any one issuer’s outstanding securities (the “10% value test”).
Fourth, no more than 20% (25% for our 2026 and future tax years) of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable entities and other assets that are not qualifying assets for purposes of the 75% asset test.
Sixth, no more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent not secured by real property or interests in real property.
For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, debt of a “publicly offered REIT”, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT (other than a “publicly offered REIT”), except that for purposes of the 10% value test, the term “securities” does not include:
a.“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:
•a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and
•a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;
b.Any loan to an individual or an estate;
c.Any “section 467 rental agreement,” other than an agreement with a related party tenant;

d.Any obligation to pay “rents from real property”;
e.Certain securities issued by governmental entities;
f.Any security issued by a REIT;
g.Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and
h.Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “- Gross Income Tests.”
For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
As described above, we may, on an opportunistic basis, invest in mortgage loans and mezzanine loans. Although we expect that our investments in mezzanine loans will generally be treated as real estate assets, we anticipate that the mezzanine loans in which we invest may not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Thus no assurance can be provided that the IRS will not challenge our treatment of mezzanine loans as real estate assets. Additionally, we expect that any investments in mortgage loans will generally be treated as real estate assets. However, for purposes of the asset tests, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property (including, for loans secured by real property and personal property where the fair market value of the personal property is less than 15% of the total fair market value of all such property, such personal property) securing the loan, a portion of such loan likely will not be a qualifying real estate asset. We intend to invest in mortgage loans and mezzanine loans in a manner that will enable us to continue to satisfy the asset and gross income test requirements.
We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:
•we satisfied the asset tests at the end of the preceding calendar quarter; and
•the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.
If we did not satisfy the condition described in the second item above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS and (iii) pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
We believe that the assets that we hold will satisfy the foregoing asset test requirements. However, we have not obtained and will not obtain independent appraisals to support our conclusions as to the value of our assets and securities, or the real estate collateral for the mortgage or mezzanine loans that support any mortgage or mezzanine loans. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
•the sum of
•90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss; and
•90% of our after-tax net income, if any, from foreclosure property, minus
•the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss.
We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31st of the prior taxable year to the extent of our earnings and profits. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
To the extent we are not a “publicly offered REIT,” in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if that distribution is (i) pro rata among all outstanding shares within a particular class and (ii) in accordance with the preferences among different classes of shares as set forth in our organizational documents. We currently are, and expect to continue to be, a “publicly offered REIT.”
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
i.85% of our REIT ordinary income for such year,
ii.95% of our REIT capital gain income for such year, and
iii.any undistributed taxable income from prior periods,
we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.
We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Additionally, we generally will be required to recognize certain amounts as income no later than the time such amounts are reflected on certain financial statements.
In addition, a taxpayer’s net interest expense deduction may be limited to 30% of the sum of adjusted taxable income, business interest and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the deduction for qualified business income, net operating losses, depreciation, amortization or depletion or certain international tax items. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for limited interest deductions at the partnership level. Disallowed interest expense is carried forward indefinitely (subject to special rules for partnerships). A “real property trade or business” may elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential real property and a 20-year recovery period for related improvements for purposes of determining depreciation deductions. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing or brokerage trade or business. We believe this definition encompasses our business and thus will allow us the option of electing out of the limits on interest deductibility should we determine it is prudent to do so.
Finally, the deduction for net operating losses is generally limited to 80% of taxable income (before application of such deduction). REITs may indefinitely carryforward (but not carryback) net operating losses.
As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our stock or debt securities.
We may satisfy the REIT annual distribution requirements by making taxable distributions of our stock or debt securities. The IRS has issued Revenue Procedure 2017-45 authorizing “publicly offered REITs” to pay dividends in cash or stock, at the shareholder’s election. Pursuant to Revenue Procedure 2017-45, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. We currently are, and expect to continue to be, a “publicly offered REIT.” Although we currently do not intend to make taxable dividends payable in cash and stock, if in the future we choose to pay dividends in our stock, our stockholders may be required to pay tax in excess of the cash that they receive.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests (for which the cure provisions are described above), we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “- Gross Income Tests” and “- Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as dividend income. Subject to certain limitations, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for a reduced U.S. federal income tax rate on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxation of Taxable U.S. Stockholders
As used herein, the term “U.S. stockholder” means a beneficial owner of our stock that for U.S. federal income tax purposes is:

•a citizen or resident of the United States;
•a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;
•an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.
If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of our stock by the partnership.
As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made from our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends, if any, and then to our common stock dividends. Individuals, trusts and estates generally are entitled to a deduction in an amount equal to 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as “qualified dividend income,” which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business income.” However, to qualify for this deduction, the U.S. stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property.
A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. Additionally, because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “-Taxation of Our Company” above), our dividends generally will not be eligible for the reduced U.S. federal income tax rate on “qualified dividend income” (generally, dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates). As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income, reduced by the 20% deduction described above. The maximum income tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%, plus the 3.8% Medicare tax on net investment income, if applicable. By contrast, the maximum U.S. federal income tax rates on ordinary income and ordinary REIT dividend income are currently 37% and 29.6%, respectively, plus the 3.8% Medicare tax on net investment income, if applicable.
However, the reduced U.S. federal income tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (i) attributable to dividends received by us from non-REIT corporations, such as our TRS and (ii) attributable to income upon which we have paid U.S. federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on dividends received from us. U.S. stockholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our stock.
A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “-Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted tax basis in his or her stock as long-term capital gain, or short-term capital gain if the stock has been held for one year or less, assuming the stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year to the extent of our earnings and profits for such year, provided that we actually pay the distribution during January of the following calendar year.
Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Taxation of U.S. Stockholders on the Disposition of Our Stock
A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our stock may be disallowed if the U.S. stockholder purchases other stock within 30 days before or after the disposition.
Taxation of U.S. Stockholders on a Conversion of Our Preferred Stock
Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of preferred stock into our common stock, and (ii) a U.S. stockholder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held our preferred stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common stock received on a conversion of preferred stock for cash or other property.
Taxation of U.S. Stockholders on a Redemption of Our Preferred Stock
A redemption of our preferred stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above in “- Taxation of U.S. Stockholders on the Disposition of Our Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. stockholder’s interest in our stock, (ii) results in a “complete termination” of the U.S. stockholder’s interest in all of our classes of stock or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of our preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above “- Taxation of Taxable U.S. Stockholders.” In that case, a U.S. stockholder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder’s remaining stock holdings in us. If the U.S. stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.
Under previously proposed Treasury regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock were treated as a distribution with respect to our stock but not as a taxable dividend, then such portion would be allocated to all shares of the redeemed class of stock held by the redeemed stockholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share would first reduce the redeemed U.S. stockholder’s basis in that share and any excess after the basis is reduced to zero would result in taxable gain. If the redeemed stockholder had different bases in its stock, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. stockholder could have gain even if such U.S. stockholder’s basis in all its stock of the redeemed class exceeded such portion.
The previously proposed Treasury regulations would permit the transfer of basis in the redeemed preferred stock to the redeemed U.S. stockholder’s remaining, unredeemed preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed U.S. stockholder. Instead, any unrecovered basis in the redeemed preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. On March 28, 2019, these proposed regulations were withdrawn. As a result, the treatment governing adjustments to the basis of a U.S. holder’s preferred stock with respect to amounts treated as a distribution with respect to preferred stock, but not as a dividend, as well as the treatment of the basis of any unredeemed shares, may be less certain.
Capital Gains and Losses
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual U.S. federal income tax rate currently is 37%. The maximum U.S. federal income tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum U.S. federal income tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. In addition, individuals, estates or trusts whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our stock.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our stockholders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000 ($1,500 for married individuals filing separate returns). A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary U.S. federal corporate income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the stock interest in the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of our stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:
•the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;
•we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and
•either:
•one pension trust owns more than 25% of the value of our stock; or
•a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.
Taxation of Non-U.S. Stockholders
As used herein, the term “non-U.S. stockholder” means a beneficial owner of our stock that is not a U.S. stockholder or a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our stock, including any reporting requirements.
A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (conducted through a U.S. permanent establishment, where applicable), the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. The branch profits tax may be reduced by an applicable tax treaty. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless:
•a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or IRS Form W-BEN-E, as applicable, evidencing eligibility for that reduced rate with us;
•the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or
•the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).
A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits. We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and stock in certain corporations at least 50% of whose assets consist of USRPIs (“United States real property holding corporations,” or “USRPHCs”). Under FIRPTA, subject to exceptions discussed below, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We would be required to withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.
However, capital gain distributions on our stock that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (i) the applicable class of our stock is regularly traded on an established securities market in the United States and (ii) the non-U.S. stockholder did not own more than 10% of that class of stock at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders owning 10% or less of a regularly traded class of our stock generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe our common stock currently is treated as regularly traded on an established securities market in the United States. If the applicable class of stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 10% of the applicable class of stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of a USRPI would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. stockholder disposes of the stock during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire the stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder’s proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.
Subject to exceptions discussed below, non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our stock if we are a USRPHC during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a USRPHC. We believe that we are and will continue to be a USRPHC based on our asset mix and investment strategy. However, despite our status as a USRPHC, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our stock if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its stock are held directly or indirectly by foreign persons. We believe that we currently are a domestically controlled qualified investment entity, but because our common stock is publicly traded, we cannot assure you that we are or will be a domestically controlled qualified investment entity in the future. If the applicable class of our stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA is available with respect to that class of stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells the stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:
•the applicable class of our stock is treated as being regularly traded under applicable U.S. Treasury regulations on an established securities market; and
•the non-U.S. stockholder owned, actually or constructively, 10% or less of the applicable class of our stock at all times during a specified testing period.
As noted above, we believe that our common stock is currently treated as being regularly traded on an established securities market.

If the gain on the sale of our stock were taxed under FIRPTA, which generally would occur if we were or had been a USRPHC and the selling stockholder did not qualify for an applicable exemption (including the domestically controlled REIT exception or the exception for certain publicly traded stock), a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and in each case such non-U.S. stockholder would be subject to a 15% FIRPTA withholding. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:
•the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business (conducted through a U.S. permanent establishment, where applicable), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or
•the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.
Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding. Further, REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular federal withholding tax.
In addition, a sale of our stock by a “qualified shareholder” who holds such shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. As with distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding on a sale of our shares.
A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
A “qualified collective investment vehicle” is a foreign person that (i) would be eligible for a reduced rate of withholding with respect to ordinary dividends paid by a REIT under the comprehensive income tax treaty described above, but only if the dividends article of the treaty imposes conditions on the benefits allowable in the case of REIT dividends, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation or (iii) is designated as such by the Secretary of the Treasury and is either (a) “fiscally transparent” within the meaning of Section 894 of the Code or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.
Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. However, REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular federal withholding tax. In addition, a sale of our stock by a “qualified foreign pension fund” that holds such shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is excluded from the gross income of such entity or taxed at a reduced rate.
Conversions or Redemptions of Preferred Stock. For U.S. federal income tax purposes, the conversion of our preferred stock into our common stock generally will not be treated as a taxable disposition of such preferred stock by a non-U.S. stockholder, including a “qualified foreign pension fund,” provided that the conversion qualifies as a recapitalization or other nonrecognition transaction under the Code and, if our preferred stock constitutes a USRPI under FIRPTA, certain FIRPTA-related reporting requirements are satisfied. Accordingly, a conversion of preferred stock into our common stock by a non-U.S. stockholder generally should not give rise to U.S. federal income tax or withholding under FIRPTA.
A redemption of our preferred stock, however, may be treated either as a sale or exchange of the redeemed shares or as a distribution with respect to our stock, depending on the application of the U.S. federal income tax rules governing redemptions. To the extent a redemption of preferred stock held by a non-U.S. stockholder is treated as a sale or exchange of such stock, such sale or exchange generally will be subject to the same U.S. federal income tax and withholding rules applicable to sales of our stock, as described above. A non-U.S. stockholder that is a “qualified foreign pension fund” (or an entity wholly owned by a qualified foreign pension fund) generally will not be subject to U.S. federal income tax or withholding under FIRPTA with respect to any gain recognized on such redemption.
To the extent a redemption of preferred stock held by a non-U.S. stockholder is treated as a distribution with respect to our stock rather than as a sale or exchange, such distribution generally will be subject to the same U.S. federal income tax and withholding rules applicable to distributions on our stock, as described above. In such case, although a “qualified foreign pension fund” would not be subject to FIRPTA withholding, the distribution may nevertheless be subject to U.S. federal withholding tax to the extent required under applicable law.
FATCA Withholding
A U.S. withholding tax at a 30% rate will be imposed on dividends paid on our stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
Information Reporting Requirements and Backup Withholding, Shares Held Offshore
We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the holder:
•is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or
•provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN-E, W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. stockholder of our stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
A U.S. withholding tax at a 30% rate will be imposed on dividends paid on our stock received by U.S. stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.
Other Tax Consequences
Tax Aspects of Our Investments in the Operating Partnership and Subsidiary Partnerships. The following discussion summarizes certain material U.S. federal income tax considerations applicable to our direct or indirect investment in the Operating Partnership and any subsidiary partnerships or limited liability companies we form or acquire that are treated as partnerships for U.S. federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as “Partnerships.” The following discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:
•is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and
•is not a “publicly traded” partnership.
Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for U.S. federal income tax purposes. We intend that each Partnership will be classified as a partnership for U.S. federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).
A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for U.S. federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest and dividends (the “90% passive income exception”).
Treasury regulations, referred to as PTP regulations, provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership (other than the Operating Partnership, which has more than 100 partners) should qualify for the private placement exclusion.
The Operating Partnership does not qualify for the private placement exclusion. Another safe harbor under the PTP regulations provides that so long as the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed two percent of the total interests in the partnership capital or profits, interests in the partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof. For purposes of applying the two percent threshold, “private transfers,” transfers made under certain redemption or repurchase agreements, and transfers made through a “qualified matching service” are ignored. While we believe that the Operating Partnership satisfies the conditions of this safe harbor, we cannot assure you that the Operating Partnership has or will continue to meet the conditions of this safe harbor in the future. Consequently, while units of the Operating Partnership are not and will not be traded on an established securities market, and while the exchange rights of limited partners of the Operating Partnership are restricted by the agreement of limited partnership in ways that we believe, taking into account all of the facts and circumstances, prevent the limited partners from being able to buy, sell or exchange their limited partnership interests in a manner such that the limited partnership interests would be considered “readily tradable on a secondary market or the substantial equivalent thereof” under the PTP regulations, no complete assurance can be provided that the IRS will not successfully assert that the Operating Partnership is a publicly traded partnership.
As noted above, a publicly traded partnership will be treated as a corporation for U.S. federal income tax purposes unless at least 90% of such partnership's gross income for each taxable year in which the partnership is a publicly traded partnership consists of “qualifying income” under Section 7704 of the Code. “Qualifying income” under Section 7704 of the Code includes interest, dividends, real property rents, gains from the disposition of real property, and certain income or gains from the exploitation of natural resources. In addition, qualifying income under Section 7704 of the Code generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs. We believe the Operating Partnership has satisfied the 90% qualifying income test under Section 7704 of the Code in each year since its formation and will continue to satisfy that exception in the future. Thus, we believe the Operating Partnership has not and will not be taxed as a corporation.
There is one significant difference, however, regarding rent received from related party tenants under the REIT gross income tests and the 90% qualifying income exception. For a REIT, rent from a tenant does not qualify as rents from real property if the REIT and/or one or more actual or constructive owners of 10% or more of the REIT actually or constructively own 10% or more of the tenant. Under Section 7704 of the Code, rent from a tenant is not qualifying income if a partnership and/or one or more actual or constructive owners of 5% or more of the partnership actually or constructively own 10% or more of the tenant. Accordingly, we will need to monitor compliance with both the REIT rules and the publicly traded partnership rules.
We have not requested, and do not intend to request, a ruling from the IRS that the Operating Partnership or any other Partnerships will be classified as a partnership (or disregarded entity, if the entity has only one owner or member) for U.S. federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we would not be able to qualify as a REIT. See “-Gross Income Tests” and “-Asset Tests.” In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “-Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.
Income Taxation of the Partnerships and Their Partners
Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for U.S. federal income tax purposes. We will therefore take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership. However, the tax liability for adjustments to a partnership’s tax returns made as a result of an audit by the IRS will be imposed on the Partnership itself in certain circumstances absent an election to the contrary.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.
Tax Allocations With Respect to Partnership Properties. Income, gain, loss and deduction attributable to (i) appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or (ii) property revalued on the books of a partnership must be allocated in a manner such that the contributing partners or partners at the time of the revaluation, as applicable, are charged with, or benefit from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution or revaluation. The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” respectively, is generally equal to the difference between the fair market value of the contributed or revalued property at the time of contribution or revaluation and the adjusted tax basis of such property at that time, referred to as a “book-tax difference”. A book-tax difference generally is decreased on an annual basis as a result of the allocation of depreciation deductions to the contributing partners or partners at the time of the revaluation for book purposes but not for tax purposes. Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership has acquired and, in the future, may acquire appreciated property in exchange for limited partnership interests in the Operating Partnership. The Operating Partnership has a carryover, rather than a fair market value, basis in such contributed assets equal to the basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we have a lower adjusted basis with respect to that portion of the Operating Partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This results in lower depreciation deductions with respect to the portion of the Operating Partnership’s assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition.
The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Unless we as general partner select a different method, the Operating Partnership will use the traditional method for allocating items with respect to which there is a book-tax difference. As a result, the carryover basis of contributed properties in the hands of the Operating Partnership causes us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all of our assets were to have a tax basis equal to their fair market value at the time of the contribution, and a sale of that portion of the Operating Partnership’s properties which have a carryover basis could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. As a result of the foregoing allocations, we may recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends, instead of a tax-free return of capital or capital gains.
Basis in Partnership Interest. Our adjusted tax basis in any partnership interest we own generally will be:
•the amount of cash and the basis of any other property we contribute to the partnership;
•increased by our allocable share of the partnership’s income (including tax-exempt income) and our allocable share of indebtedness of the partnership; and
•reduced, but not below zero, by our allocable share of the partnership’s loss, the amount of cash and the basis of property distributed to us, and constructive distributions resulting from a reduction in our share of indebtedness of the partnership.
Loss allocated to us in excess of our basis in a partnership interest will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
Sale of a Partnership’s Property. Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on contributed or revalued properties is the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution or revaluation as reduced for any decrease in the book-tax difference. See “—Income Taxation of the Partnerships and their Partners—Tax Allocations with Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of contributed or revalued properties, and any gain or loss recognized by the Partnership on the disposition of other properties, will be allocated among the partners in accordance with their percentage interests in the Partnership.
Our share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “—Gross Income Tests.” We do not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or the Partnership’s, trade or business.
Partnership Audit Rules
Under the rules applicable to U.S. federal income tax audits of partnerships, any IRS audit adjustments to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) are determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. Any such audit adjustments could result in the Operating Partnership or any other partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of those partnerships, could be required to bear the economic burden of those taxes, interest and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors regarding these partnership audit provisions and their potential impact on their investment in our securities.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective securityholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our securities.
State, Local and Foreign Taxes
We and/or you may be subject to taxation by various states, localities and foreign jurisdictions, including those in which we or a securityholder transacts business, owns property or resides. The state, local and foreign tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you are urged to consult your tax advisors regarding the effect of state, local and foreign tax laws upon an investment in our securities.

SELLING STOCKHOLDERS
Information about selling stockholders of Highwoods Properties, Inc., where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
We or any selling stockholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•through underwriting syndicates represented by one or more managing underwriters;
•to or through underwriters or dealers;
•through agents;
•directly to one or more purchasers;
•in a rights offering;
•in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;
•in block trades;
•through a combination of any of these methods; or
•through any other method permitted by applicable law and described in a prospectus supplement.
In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other securityholders.
The prospectus supplement with respect to any offering of securities will include the following information:
•the terms of the offering;
•the names of any underwriters, dealers or agents;
•the name or names of any managing underwriter or underwriters;
•the purchase price or initial public offering price of the securities;
•the net proceeds from the sale of the securities;
•any delayed delivery arrangements;
•any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers;
•any commissions paid to agents; and
•any securities exchange on which the securities may be listed.
Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The distribution of the offered securities may be effected from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices; or
•at negotiated prices.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.
Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.
Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock, which is currently listed on the NYSE. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred stock, depositary shares or debt securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.
Under agreements we may enter into, we may indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
From time to time, we may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its commercially reasonable efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.
Remarketing Arrangements
Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
Certain legal matters, including certain U.S. federal income tax matters, will be passed upon for us by Paul Hastings LLP.
EXPERTS
The financial statements of Highwoods Properties, Inc. incorporated by reference in this prospectus, and the effectiveness of Highwoods Properties, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Highwoods Realty Limited Partnership incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the SEC’s website at www.sec.gov.
This prospectus and any prospectus supplement are part of a registration statement that we have filed with the SEC. This prospectus and any prospectus supplement do not contain all of the information in the registration statement. We have omitted parts of the registration statement from this prospectus and any prospectus supplement in accordance with the rules and regulations of the SEC. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC allows us to “incorporate by reference” the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The documents listed below have been filed by us under the Exchange Act with the SEC and are incorporated by reference in this prospectus (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC):
•the 2025 Annual Report on Form 10-K of the Company and the Operating Partnership filed with the SEC on February 10, 2026;
•the information specifically incorporated by reference into the 2024 Annual Report on Form 10-K from the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2025; and
•the description of the Company’s common stock included in the Company’s Registration Statement on Form 8-A dated May 16, 1994, including any amendments and reports filed for the purpose of updating such description.
All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any securities covered by this prospectus will be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed documents. This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Investor Relations
Highwoods Properties, Inc.
150 Fayetteville Street, Suite 1400
Raleigh, North Carolina 27601
Telephone: (919) 872-4924
You also may obtain copies of these filings, at no cost, by accessing our website at www.highwoods.com; however, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any applicable prospectus supplement or any applicable free writing prospectus or incorporated into any other report or document that we file with or furnish to the SEC.

$300,000,000

Common Stock
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PROSPECTUS SUPPLEMENT
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February 11, 2026

Wells Fargo Securities
BofA Securities
BTIG
Jefferies
J.P. Morgan
TD Securities
Truist Securities